Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 5
(Ares Capital JB Funding LLC)

THIS OMNIBUS AMENDMENT NO. 5, dated as of September 12, 2018 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”); and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.                AMENDMENTS.

The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

SECTION 2.                LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect.  After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3.                REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, with respect to the Loan and Servicing Agreement, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)            it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)           the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, each as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement as amended hereby by or against it;

(iv)          this Amendment has been duly executed and delivered by it;

(v)           each of this Amendment, the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)          no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

SECTION 4.                CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lender; (ii) delivery and execution of certain amendments to the SMBC Lender Fee Letter by the parties thereto; and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

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SECTION 5.                MISCELLANEOUS.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.  There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

(g)           The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h)           The Administrative Agent and the Lender hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i)            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL JB FUNDING LLC, as the Borrower

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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THE SERVICER:	ARES CAPITAL CORPORATION, as the Servicer

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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THE TRANSFEROR:	ARES CAPITAL CORPORATION, as the Transferor

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

THE LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as the Lender

	By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Bank

	By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

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Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

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EXECUTION VERSION

Conformed through Omnibus Amendment No. ~~4~~5

U.S. $400,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent, as the Collateral Agent and as the Lender

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian and as the Bank

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(continued)

(continued)

(continued)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account — Wire Instructions

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

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This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:

(1)                                 ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)                                 ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);

(3)                                 SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and as the Lender (as defined herein); and

(4)                                 U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENTS

WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;

WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.

NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01              Certain Defined Terms.

(a)                                 Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)                                 As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Accreted Interest” means Interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as Interest as it accrues.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means for any Loan Asset, for any date of determination, (a) the Assigned Value of such Loan Asset at such time multiplied by (b) the Outstanding Balance of such Loan Asset (exclusive of Accreted Interest) minus (c) any Excess Concentration Amount for such Loan Asset; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) that is no longer an Eligible Loan Asset shall be zero.

“Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent for the Lender, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Advance” means each loan advanced by the Lender to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the Business Day on which such Advance is made.

“Advance Funding Account” means an account in the name of the Borrower (account number 156948-701 at the Bank) with the wire instructions set forth on Schedule VI or such other account or with such other wire instructions as from time to time the Borrower has designated to the Administrative Agent in writing.

“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances Outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lender to repay the principal amounts of Advances Outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.10.

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote

20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, for the purposes of Section 2.07(b), Section 2.07(g), Section 4.01(ii), Section 4.03(q), Section 5.01(p) and Section 5.03(j) of this Agreement, as well as Section 4.1(ii), Section 5.2(j)(v) and Section 5.2(o) of the Purchase and Sale Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agented Note” means any Loan Asset (a) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (b) with respect to which, upon an assignment of the note under the Purchase and Sale Agreement to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)                                 which is a First Lien Loan Asset, 65%;

(b)                                 which is a First Lien Last Out Loan Asset, 55%; and

(c)                                  which is a Second Lien Loan Asset, 35%;

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on LIBOR or One Day Advance LIBOR, (i) if the Average Advances Outstanding are greater than $175,000,000, 1.75% per annum and (ii) if Average Advances Outstanding are less than or equal to $175,000,000, 2.00% per annum and (b) with respect to any rate based on the Base Rate, (i) if Average Advances Outstanding are greater than $175,000,000, 0.75% per annum and (ii) if Average Advances Outstanding are less than or equal to $175,000,000, 1.00% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares LIBOR Rate”  means, with respect to any Loan Asset, the definition of “LIBOR Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “LIBOR Rate” or such comparable definition is not defined in such Loan Agreement, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day; provided that if such day is not a Business Day, the immediately preceding Business Day, as the rate for Dollar deposits with a one-month, a two-month or a three-month maturity, as applicable, as and when determined in accordance with the applicable Loan Agreement.

“Ares Prime Rate” means, with respect to any Loan Asset, the definition of “Prime Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Prime Rate” or such comparable definition is not defined in such Loan Agreement, the rate designated by certain reference lenders in the applicable Loan Agreement from time to time as its prime rate in the United States, such rate to change as and when the designated rate changes; provided that the Ares Prime Rate is not intended to be lowest rate of interest charged by Ares in connection with extensions of credit to debtors.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, (i) on and after the Cut-Off Date but prior to the date the Assigned Value for such Loan Asset is first modified pursuant to this definition, 100.0% and (ii) after any occurrence of a Value Adjustment Event with respect to such Loan Asset:

(a)                                 If a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be modified to zero.

(b)                                 If a Value Adjustment Event of the type described in clauses (b) or (d) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value” may be modified by the Administrative Agent in its good faith business judgment upon each such occurrence. In the event the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of a Loan Asset, the Administrative Agent shall direct the Borrower (at the Borrower’s expense) to retain any Approved Valuation Firm selected by the Administrative Agent (in its sole discretion) to value such Loan Asset. If the value determined by such firm is greater than the Administrative Agent’s determination of the Assigned Value, such firm’s valuation shall become the Assigned Value of such Loan Asset; provided that the Assigned Value of such Loan Asset shall be the value as assigned by the Administrative Agent until the Administrative Agent has revised the value; provided further that if the value determined by such firm is lower than the Administrative Agent’s determination of the Assigned Value, the Administrative Agent in its sole discretion may further modify the Assigned Value of such Loan Asset to reflect such lower value.  The value determined by such firm shall be based on the amortized cost adjusted for any credit impairment of such Loan Asset.

(c)                                  The Assigned Value of any Defaulted Loan Asset may be increased in the reasonable discretion of the Administrative Agent upon (I) the cure of the Value Adjustment Event that gave rise to the Defaulted Loan Asset and (II) the written request of the Borrower.

(d)                                 The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 11.04(a).

“Available Collections” means all cash collections and other cash proceeds actually received with respect to any Loan Asset, including without limitation all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.

“Average Advances Outstanding” means the sum of the aggregate outstanding principal amount of the Advances Outstanding on each day during the relevant Remittance Period divided by the total number of days in such Remittance Period.

“Bank” means U.S. Bank, in its capacity as the “Bank” pursuant to the Control Agreement.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(a)                                 a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)                                 such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the greater of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.

“Base Rate Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on Base Rate, or (b) converted into an Advance in accordance with Section 2.02(c) that bears interest based on Base Rate, in either case during each period from and including any date such Advance is made or converted to but excluding the first subsequent date on which such Advance is converted into a LIBOR Advance or a One Day Advance in accordance with Section 2.02(c) or repaid.

“Base Rate Advances Outstanding” means, at any time, the outstanding Base Rate Advances.

“Base Rate Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a LIBOR Advance or a One Day Advance to a Base Rate Advance.

“Base Rate Yield Rate” means, as of any date of determination, an interest rate per annum equal to the Base Rate for such date plus the Applicable Spread.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a)                                 the aggregate sum of (i) for each Eligible Loan Asset as of such date, the aggregate sum of the product of (A) the Applicable Percentage for each such Eligible Loan Asset as of such date and (B) the aggregate Adjusted Borrowing Value of such Eligible Loan Asset as of such date plus (ii) the amount on deposit in the Principal Collection Account as of such date plus (iii) the amount on deposit in the Unfunded Exposure Account minus the Unfunded Exposure Equity Amount as of such date; and

(b)                                 (i) the Maximum Facility Amount minus (ii) the Unfunded Exposure Amount plus (iii) amounts on deposit in the Unfunded Exposure Account;

provided that, for the avoidance of doubt, any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for any full or partial repayment of any LIBOR Advance on any date other than a Payment Date or with less than three Business Days’ prior written notice to the Administrative Agent, the breakage costs, if any, related to such repayment, which shall be deemed to be the amount determined by the Administrative Agent to be the excess of (a) the amount of interest that would have accrued on the principal amount of the LIBOR Advance had such prepayment not occurred, at the LIBOR rate that would have been applicable to such LIBOR Advance, for the period from the date of such prepayment to (i) the last day of the then current Interest Period therefor if on such last day the Administrative Agent will have had at least three Business Days’ notice of such prepayment and (ii) if on such last day the Administrative Agent will not have had at least three Business Days’ notice of such prepayment, the last day of the next Interest Period therefor, over (b) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Administrative Agent would earn for a deposit in Dollars of a comparable amount and period from other banks in the Eurocurrency market.

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or any United States city in which the offices of the Collateral Agent, the Collateral Custodian or the Bank are located and are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to a LIBOR Advance or a One Day Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.  For the avoidance of doubt, if the offices of the Collateral Agent, the Collateral Custodian or the Bank in any United States city are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(a)                                 the Management Agreement shall fail to be in full force and effect;

(b)                                 the creation or imposition of any Lien (other than the JPM Lien) on any limited liability company membership interest in the Borrower;

(c)                                  the failure by Ares to own, directly and beneficially, 100% of the limited liability company membership interests in the Borrower; or

(d)                                 the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Ares.

“Closing Date” means January 20, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Agent Expenses” means all accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fee Letter” means any fee letter agreement entered into by and among the Borrower, the Servicer, the Administrative Agent and the Collateral Agent in connection with the Collateral Agent Fees and the Collateral Agent Expenses contemplated by this Agreement, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Collateral Agent Fees” means the fees payable to the Collateral Agent on each Payment Date in arrears for each Remittance Period, in an amount not to exceed the sum of the products for each day during such Remittance Period of (x) one divided by 360, (y) 0.01% per annum and (z)(i) the Outstanding Balance of the Loan Assets plus (ii) the amount on deposit in the Principal Collection Account plus (iii) the amount on deposit in the Unfunded Exposure Account, in each case as of such date; provided that the Collateral Agent Fees shall not be less than $50,000 annually; provided further that, so long as SMBC or its Affiliate is the Collateral Agent, the Collateral Agent Fees shall be $0.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means U.S. Bank, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement.

“Collateral Custodian Expenses” means the expenses set forth in the U.S. Bank Fee Letter and all accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer to the Collateral Custodian and the Bank under the Transaction Documents.

“Collateral Custodian Fees” means the fees set forth in the U.S. Bank Fee Letter that are payable to the Collateral Custodian and the Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.

“Collateral Interest Amount” means, as of any date of determination, without duplication, the sum of (a) the aggregate amount of Interest Collections that have been received or that are expected to be received (other than Interest Collections (i) expected to be received from Defaulted Loan Assets, unless actually received and (ii) received as equity contributions from any equity owner and designated as Interest Collections by the Borrower) and (b) the aggregate amount of Interest Collections on deposit in the Collection Account (including Permitted Investments), in each case during the Remittance Period (and, if such Remittance Period does not end on a Business Day, including the immediately succeeding Business Day) in which such date of determination occurs.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower to and in the property identified below in clauses (a) through (e) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including without limitation all right, title and interest of the Borrower to and in any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)                                 the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(b)                                 the Portfolio Assets with respect to the Loan Assets referred to in clause (a);

(c)                                  the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(d)                                 the Purchase and Sale Agreement; and

(e)                                  all income and Proceeds of the foregoing.

“Collection Account” means a trust account (account number 156948-700 at the Bank) in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding has been repaid in full and all Yield and Fees and all other Obligations have been indefeasibly paid in full (other than any contingent obligations that are not due and that survive the termination of this Agreement), and the Borrower shall have no further right to request any additional Advances.

“Commitment Percentage” shall have the meaning assigned to that term in Section 11.04(b).

“Control Agreement” means that certain account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and U.S. Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Conversion Notice” means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit Q, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from a Base Rate Advance into a LIBOR Advance, from a LIBOR Advance into a Base Rate Advance or from a One Day Advance into a Base Rate Advance or a LIBOR Advance, as applicable.

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof; provided that if the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“Designated Entity” has the meaning set forth in the SMBC Lender Fee Letter.

“Designated Sale Proceeds” means Principal Collections received during the Reinvestment Period in connection with discretionary sales pursuant to Section 2.07(b) or Optional Sales pursuant to Section 2.07(c) designated to be applied to reduce Advances Outstanding in accordance with Section 2.04(b) or Section 2.04(c).

“Determination Date” means, with respect to each Payment Date, the last day of the prior calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent, the Collateral Agent and the Bank in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(e) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.

“Dollar”, “USD” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Administrative Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule III hereto is true and correct.

“Eligible Replacement” has the meaning assigned to that term in Section 6.01(c).

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) SMBC shall have notified the Administrative Agent of the inability, for any reason, of SMBC or any of its respective assignees or participants to determine LIBOR or One Day Advance LIBOR, (c) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to SMBC or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to SMBC or any such assignee or any such participant of making, funding or maintaining any Advance or (d) SMBC shall have notified the Administrative Agent of the inability of SMBC or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Excess Concentration Amount” means, as of any date of determination, the sum of the aggregate Adjusted Borrowing Values (without giving effect to clause (c) of the definition thereof) for all Excess Concentration Loan Assets.

“Excess Concentration Loan Asset” means, as of any date of determination, with respect to any Loan Asset included in the Collateral Portfolio, at any time in respect of which any one or more of the limitations contained in Schedule III hereto are exceeded, the portion of such Loan Asset that causes such limitations to be exceeded, to be calculated without duplication after giving effect to any sales, purchases or substitutions of Loan Assets as of such date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Affiliate” means any portfolio company of the Servicer or the Transferor, as applicable, that is not consolidated on the financial statements of the Servicer or the Transferor, as applicable.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in any Controlled Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement and (iii) any amount received in the Collection Account with respect to any Loan Asset re-transferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Taxes” means, with respect to payments required to be made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement, (a) Taxes imposed on or measured by the overall net income (however denominated) of the Administrative Agent, the Lender, or any other recipient of any payment to be made hereunder, or profits, franchise and similar Taxes imposed on the Administrative Agent or the Lender or other recipient (in lieu of net income or profit Taxes) and backup withholding and similar Taxes by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office or the office to which its interest in the Advances is assigned is located or (ii) any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent or the Lender or other recipient and such jurisdiction imposing such Tax other than a connection arising as a result of any transaction contemplated under this Agreement, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above; (c) in the event that the Lender is a Foreign Lender, any United States federal withholding Tax that is imposed on amounts payable (including, for the avoidance of doubt, consent, amendment or similar fees) to the Lender, as a Foreign Lender, at the time the Lender, as a Foreign Lender, becomes a party hereto or designates a new lending office (other than a designation made at the request of Borrower), except to the extent that the Lender, as a Foreign Lender, (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive Additional Amounts from Borrower with respect to such withholding Tax pursuant to Section 2.11(a); (d) any United States federal withholding Tax which would not have occurred but for such recipient’s failure to comply with Section 2.11(d) or (e); (e) any Taxes imposed under FATCA; and (f) interest, penalties, additions to Tax and costs or expenses solely resulting from the assessment or imposition of Taxes described in clauses (a) through (f) of this definition.

“Exposure Amount” means, as of any date of determination, with respect to any Delayed Draw Loan Asset or Revolving Loan Asset (including any letter of credit reimbursement obligations) owned by the Borrower, the unfunded commitment, if any, of the Borrower with respect to such Loan Asset.

“Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Facility Maturity Date” means the earliest to occur of (a) the Stated Maturity Date, (b) the date of the declaration or automatic occurrence of the Facility Maturity Date pursuant to Section 7.01, (c) the Collection Date and (d) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.

“Fair Market Value” means, with respect to any Loan Asset or item of the Collateral Portfolio, as of each date the most recent fair value information is publicly published by the Servicer, the fair value of such Loan Asset determined in accordance with GAAP.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the United States Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate equal, for each day during such period, to the rate set forth for such day opposite the caption “Federal funds (effective)” in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Federal Reserve Bank” means any of the twelve regional Federal Reserve Banks chartered under the laws of the United States.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means (a) the Non-Usage Fee; (b) the fees payable to the Lender pursuant to the terms of the SMBC Lender Fee Letter; (c) the Collateral Agent Fees; and (d) the Collateral Custodian Fees.

“Fifth Amendment Effective Date” means September 12, 2018.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means September 14, 2012.

“First Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, or pari passu with, the Lien securing such Loan Asset and (b) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, other than a working capital facility incurred by such Obligor that is senior in right of payment to such Loan Asset.

“First Lien Last Out Loan Asset” means any Loan Asset (other than a First Lien Loan Asset) that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, or pari passu with, the Lien securing such Loan Asset and (b) has a Loan-to-Value Ratio not greater than 65%, (c) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor, other than in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings of such Obligor or with respect to such Underlying Collateral and (d) has the same maturity as the first lien loan tranche(s) issued by the same Obligor.

“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.

“Floating Rate Loan Asset” means a Loan Asset under which the Interest rate payable by the Obligor thereof is based on the Ares Prime Rate or Ares LIBOR Rate, plus some specified Interest percentage in addition thereto, and which provides that such Interest rate will reset immediately upon any change in the related Ares Prime Rate or Ares LIBOR Rate.

“Floating Rate Note” means a note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust, or other Person, bearing interest at a floating rate.  For the avoidance of doubt, a Floating Rate Note will not include any note evidencing any borrowings under or in respect of a Loan Asset.

“Foreign Lender” means a Lender that is not created or organized under the laws of the United States or a political subdivision thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e).

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Independent Director” means a natural Person who, (a) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Transferor or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Transferor or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a Person described in (i) or (ii), and (b) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For the avoidance of doubt, any Independent Director serving as an officer of the Borrower shall not be employed by the Borrower or any of its Affiliates.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Advance” means the first Advance made pursuant to Article II.

“Initial Payment Date” means the 15th day of March, 2012 (or if such day is not a Business Day, the next succeeding Business Day).

“Initial Reinvestment Period Extension” has the meaning assigned to that term in Section 2.19(b).

“Initial Stated Maturity Extension” has the meaning assigned to that term in Section 2.19(a).

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Loan Agreement.

“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan Agreement for each such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means a trust subaccount (account number 156948-201 at the Bank), linked to and constituting part of the Collection Account into which Interest Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Interest Collection Account.

“Interest Collections” means, (a) with respect to any Loan Asset, all payments and collections attributable to Interest on such Loan Asset, including, without limitation, all scheduled payments of Interest and payments of Interest relating to principal prepayments, all guaranty payments attributable to Interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to Interest on such Loan Asset and (b) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.

“Interest Period” means with respect to any LIBOR Advance (a) the period beginning on, and including, the Advance Date or LIBOR Conversion Date, as applicable, with respect to such LIBOR Advance and ending on, but excluding, the first succeeding Payment Date (provided that if the Advance Date or LIBOR Conversion Date, as applicable, for any LIBOR Advance occurs prior to the Payment Date in the same calendar month, the initial Interest Period for such LIBOR Advance shall end on, but exclude, the second succeeding Payment Date) and (b) thereafter, for so long as such LIBOR Advance or any portion thereof remains outstanding, each period beginning on, and including, the Payment Date on which the immediately preceding Interest Period with respect to such LIBOR Advance ended and ending on, but excluding, the next succeeding Payment Date.

“Joinder Supplement” means an agreement by and among the Borrower, a Lender and the Administrative Agent in the form of Exhibit D to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“JPM Credit Documents” means (a) that certain Senior Secured Revolving Credit Agreement, dated as of December 28, 2005, and amended and restated as of January 22, 2010, by and among Ares, the lenders party thereto and JPMorgan Chase Bank, N.A., (b) that certain Guarantee and Security Agreement, dated as of December 28, 2005, by and between Ares and JPMorgan Chase Bank, N.A. and (c) that certain Guarantee and Security Agreement Confirmation, dated as of January 22, 2010, by and between Ares and JPMorgan Chase Bank, N.A., each as amended, modified, waived, supplemented or restated from time to time.

“JPM Lien” means the lien on the membership interests of the Borrower created pursuant to the terms of the JPM Credit Documents.

“Lender” means, collectively, SMBC and/or any other Person to whom SMBC assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“LIBOR” means, for any day during any Interest Period, with respect to any LIBOR Advance (or portion thereof), the rate per annum for a one-month maturity appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided that for the initial Interest Period with respect to any LIBOR Advance, if such Interest Period is shorter than one month or longer than one month, the Administrative Agent shall have the right to determine LIBOR for such Interest Period as the rate per annum for a period of the same duration as such Interest Period appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period, or if no rate per annum for deposits in Dollars for a period of such duration is set forth on the LIBOR Page at such time on such LIBOR Determination Date, the Administrative Agent shall have the right to determine LIBOR for such Interest Period by linear interpolation between the rate per annum for deposits in Dollars for the next shorter period and the rate per annum for deposits in Dollars for the next longer period set forth on the LIBOR Page at such time on such LIBOR Determination Date; provided further that if the rates that are described above in this definition are not set forth on the LIBOR Page as of such times, the Administrative Agent shall determine LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m., London time, on such LIBOR Determination Date for delivery on the first day of such Interest Period to other banks in the Eurocurrency market.

“LIBOR Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on LIBOR or (b) converted from a Base Rate Advance to an Advance in accordance with Section 2.02(c) that bears interest based on LIBOR.

“LIBOR Advances Outstanding” means, at any time, the outstanding LIBOR Advances.

“LIBOR Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a Base Rate Advance or a One Day Advance to a LIBOR Advance.

“LIBOR Determination Date” means, with respect to each Interest Period, the day that is two Business Days prior to the first day of such Interest Period.

“LIBOR Page” has the meaning assigned to that term in the definition of “LIBOR”.

“LIBOR Yield” means, for any LIBOR Advances Outstanding, and any Interest Period for each such LIBOR Advance, the sum of the amounts determined for each day in such Interest Period in accordance with the following formula:

YR x L

D

where:	YR	=	the LIBOR Yield Rate applicable to such LIBOR Advance during such Interest Period;

	L	=	the outstanding principal amount of such LIBOR Advance on such day; and

	D	=	360.

“LIBOR Yield Rate” means, for any LIBOR Advance, as of any date of determination during any Interest Period applicable to such LIBOR Advance, an interest rate per annum equal to LIBOR for such LIBOR Advance during such Interest Period plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the LIBOR Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the LIBOR Yield Rate shall again be equal to LIBOR for such LIBOR Advance for such date plus the Applicable Spread.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any UCC financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(d).

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(d).

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any commercial loan, or portion thereof, individually or collectively, originated or acquired by the Transferor in the ordinary course of its business, which loan includes, without limitation, (a) the Required Loan Documents and Loan Asset File, and (b) all right, title and interest of the Transferor in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts and which loan was acquired by the Borrower from the Transferor under the Purchase and Sale Agreement and owned by the Borrower on the initial Advance Date (as set forth on the Loan Asset Schedule delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of the Loan Assignment and listed on Schedule I to such Loan Assignment.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(l).

“Loan Asset Schedule” means the schedule of Loan Agreements evidencing Loan Assets delivered by the Borrower to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, the applicable information specified on Schedule V, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan-to-Value Ratio” means with respect to a Loan Asset, the percentage equivalent of a fraction, (i) the numerator of which is equal to the commitment amount as provided in the applicable Loan Agreements of such Loan Asset plus the commitment amount of any other senior or pari passu Indebtedness of the related Obligor (including, in the case of Revolving Loan Asset and Delayed Draw Loan Asset, without duplication, the maximum availability thereof) and (ii) the denominator of which is equal to the enterprise value of the Obligor that issued such Loan Asset (as determined by the Servicer in accordance with the Servicing Standard unless the Administrative Agent in its reasonable discretion disagrees with such determination, in which case the Administrative Agent shall determine the enterprise value of such Obligor).  In the event the Borrower disagrees with the Administrative Agent’s determination of the enterprise value of such Obligor, the Borrower may (at its expense) retain an Approved Valuation Firm to value such Obligor, and if the value determined by such firm is greater than the Administrative Agent’s determination of the enterprise value of such Obligor, such firm’s valuation shall become the enterprise value of such Obligor; provided that the enterprise value of such Obligor shall be the value assigned by the Administrative Agent until such firm has determined its value.

“Make-Whole Premium” means an amount, payable to the Lender, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement (i) after the Non-Call Period but on or prior to January 20, 2014, 1.00% of the Maximum Facility Amount or the amount by which the Maximum Facility Amount is reduced, as applicable and (ii) from and after January 21, 2014 but on or prior to the date which is two years following the First Amendment Effective Date, 1.00% of the Maximum Facility Amount or the amount by which the Maximum Facility Amount is reduced (provided that, for purposes of this clause (ii), (A) if the Maximum Facility Amount (as reduced by any prior reductions) is greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply only to the difference, if positive, between $200,000,000 and the Maximum Facility Amount upon such reduction and (B) if the Maximum Facility Amount (as reduced by any prior reductions) is not greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply to the amount of such reduction (for the avoidance of doubt, for purposes of clauses (A) and (B) of this proviso, a termination of this Agreement shall be deemed to reduce the Maximum Facility Amount to $0)); provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a)                                 reduces or forgives any or all of the principal amount due under such Loan Asset;

(b)                                 delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such

Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the maturity date of which was subsequent to the Stated Maturity Date as of the Cut-Off Date for such Loan Asset);

(c)                                  waives one or more Interest payments, permits any Interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00% (provided that, for the avoidance of doubt, this clause (c) shall apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset which results in the reduction in spread or coupon, along with all prior reductions effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date for such Loan Asset, exceeding 2.00% in the aggregate);

(d)                                 (i) in the case of a First Lien Loan Asset, contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan Asset or a Second Lien Loan Asset, contractually or structurally subordinates such Loan Asset to any obligation (other than any first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset; or

(e)                                  substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset.

“Maximum Facility Amount” means initially $400,000,000, as such amount may be reduced from time to time pursuant to Section 2.18(b); provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate thereof, or in the case of the Servicer, the Servicer or any ERISA Affiliate thereof, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Non-Call Period” means the period from the First Amendment Effective Date to the date which is one year following the First Amendment Effective Date.

“Non-Excluded Taxes” means Taxes other than Excluded Taxes.

“Non-Usage Fee” has the meaning set forth in the SMBC Lender Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if such holder requests the Obligor to deliver such promissory note, and the Obligor has not been requested to deliver such promissory note with respect to such Loan Asset held by the Borrower.

“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(d)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit E.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding or a reduction of the Maximum Facility Amount, as applicable, pursuant to Section 2.18, in the form attached hereto as Exhibit F or Exhibit G, as applicable.

“Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent and the Collateral Custodian under this Agreement and/or any other Transaction Document, including without limitation the SMBC Lender Fee Letter, the U.S. Bank Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian, including reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“One Day Advance” means any Advance made in accordance with Section 2.02(b) that bears interest based on One Day Advance LIBOR.

“One Day Advance Determination Date” means, with respect to any One Day Advance, the day that is two Business Days prior to the Advance Date for each such One Day Advance and each subsequent day after the Advance Date until such One Day Advance is prepaid or converted into a Base Rate Advance or a LIBOR Advance.

“One Day Advance Limit” means $90,000,000; provided that, for the avoidance of doubt, any One Day Advance that has been prepaid or converted into a Base Rate Advance or a LIBOR Advance shall not be included in the calculation of the One Day Advance Limit.

“One Day Advance LIBOR” means, for any date of determination with respect to any One Day Advance (or portion thereof), (i) the rate per annum for a one-month maturity appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, for each such One Day Advance Determination Date, or (ii) with respect to any One Day Advance Determination Date that is not a Business Day, the rate per annum for a one-month maturity appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the immediately preceding Business Day, or (iii) if the rate that is described clauses (i) and (ii) above in this definition is not set forth on the LIBOR Page as of such time, the Administrative Agent shall determine One Day Advance LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m., London time, on such day or the most recent Business Day for which such rate is available.

“One Day Advance LIBOR Yield” means, with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender):

YR x L

D

where:	YR	=	the One Day Advance Yield Rate applicable on such day;

	L	=	the outstanding principal amount of such One Day Advance on such day; and

	D	=	360.

“One Day Advance Yield Rate” means, for any One Day Advance, as of any date of determination, an interest rate per annum equal to One Day Advance LIBOR for such One Day Advance for such day plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the One Day Advance Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the One Day Advance Yield Rate shall again be equal to One Day Advance LIBOR for such One Day Advance for such date plus the Applicable Spread.

“One Day Advances Outstanding” means, at any time, the outstanding One Day Advances; provided that the One Day Advances Outstanding shall not exceed the One Day Advance Limit.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Latham & Watkins LLP, Richards Layton & Finger, P.A. and Venable LLP shall be considered acceptable counsel for purposes of this definition.

“Optional Sale” has the meaning assigned to that term in Section 2.07(c).

“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 2.07(c).

“Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any Interest and Accreted Interest); provided that amortization payments on a Loan Asset shall first be applied to Accreted Interest when determining the Outstanding Balance of such Loan Asset.  For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.

“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date.

“Pension Plan” has the meaning assigned to that term in Section 4.01(x).

“Permitted Investments” means, at any time, either cash or any Dollar investment that is one or more of the following obligations or securities:

(a)                                 direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)                                 demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c)                                  commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s; and

(d)                                 units of money market funds rated in the highest credit rating category by each of S&P and Moody’s.

No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its S&P rating.  Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Collateral Custodian, the Bank or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), on and after the Required Sale Date, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.  For the avoidance of doubt, the Bank shall have no obligation to determine whether any investment complies with the definition of Permitted Investment under this Agreement.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.

“Permitted Refinancing” means any refinancing transaction undertaken by the Transferor, the Borrower or an Affiliate of the Transferor that is secured, directly or indirectly, by any Loan Asset formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement.

“Permitted Securitization” means any private or public term or conduit securitization transaction (a) undertaken by the Transferor, the Borrower or an Affiliate of the Transferor, that is secured, directly or indirectly, by any Loan Asset formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization and (b) in the case of a term securitization in which the Transferor or an Affiliate thereof or underwriter or placement agent has agreed to purchase or place 100% of the equity and non-investment grade tranches of notes issued in such term securitization transaction.  For the avoidance of doubt, notwithstanding any agreement by the Transferor or an Affiliate to purchase or place 100% of the equity in such term securitization transaction, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the Interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized Interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)                                 any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)                                 all rights with respect to the Loan Assets to which the Borrower is entitled as lender of record under the applicable Loan Agreement;

(c)                                  the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d)                                 any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(e)                                  all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f)                                   all Insurance Policies with respect to any Loan Asset;

(g)                                  all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h)                                 the Purchase and Sale Agreement (including without limitation rights of recovery of the Borrower against the Transferor) and the assignment to the Collateral Agent, for the benefit of the Secured Parties, of all UCC financing statements filed by the Borrower against the Transferor under or in connection with the Purchase and Sale Agreement;

(i)                                     all records (including computer records) with respect to the foregoing, including without limitation any Records; and

(j)                                    all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Prime Rate” means the rate announced by SMBC from time to time as its prime rate in the United States at its New York Branch, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by SMBC or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account” means a trust subaccount (account number 156948-200 at the Bank), linked to and constituting part of the Collection Account into which Principal Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Principal Collection Account.

“Principal Collections” means (a) any amounts deposited by the Borrower (or the Transferor on its behalf) in accordance with Section 2.06(a)(i) or Section 2.07(e)(i) and (b) with respect to any Loan Asset, all amounts received which are not Interest Collections, including without limitation all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, not attributable to the interest on such Loan Asset; provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.21.

“Principal Collections Coverage Amount” means, as of any date of determination, without duplication, the sum of (a)(i) Principal Collections minus (ii) the amount of such Principal Collections to be distributed pursuant to Section 5.02(m)(iii) on such date and (b) all scheduled payments of principal expected to be received during the Remittance Period (and, if such Remittance Period does not end on a Business Day, including the immediately succeeding Business Day) in which such date of determination occurs.

“Principal Distribution Conditions” means each of the following: (a) there are no Advances Outstanding on such date, (b) the Borrower submits a Borrowing Base Certificate certifying the Borrowing Base as of such date, and (c) the Waterfall Coverage Ratio Test is satisfied and would be satisfied immediately after giving effect to the distribution of such Principal Collections.

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, by and between the Transferor, as the seller, and the Borrower, as the purchaser, as such agreement was amended (x) by Omnibus Amendment No. 1, dated as of September 14, 2012, (y) by Omnibus Amendment No. 2, dated as of December 20, 2013, and (z) by Omnibus Amendment No. 3, dated as of June 30, 2015 and as may be further amended, restated, supplemented and/or otherwise modified from time to time.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower or the Transferor have acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) September 14, ~~2018~~2019 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is three Business Days prior to the Payment Date of each calendar month, commencing with the Payment Date in March, 2012.

“Required Lenders” has the meaning assigned to that term in Section 11.01(a).

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)                                 (i) other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower in blank or to the Collateral Agent (and evidencing an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), and (ii) in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset to the Transferor and from the Transferor to the Borrower and from the Borrower either to the Collateral Agent or in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(l)(ii);

(b)                                 originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist; and

(c)                                  with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor as secured party and each with evidence of filing thereon, or (ii) copies of any such UCC financing statements certified by the Servicer to be true and complete copies thereof in instances where the original UCC financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the asset report and the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d), the Tax returns of the Borrower, the Transferor and the Servicer required pursuant to Section 6.08(e), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(f), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

“Required Sale Assets” means all assets owned by the Borrower the ownership of which would disqualify the Borrower from using the “loan securitization exemption” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion).  For the avoidance of doubt, the parties agree that the following will not be included in the definition of “Required Sale Assets”: (a) First Lien Loan Assets, First Lien Last Out Loan Assets and Second Lien Loan Assets only if (i) no portion of the interest held by the Borrower in such Loan Assets consists of letters of credit or (ii) the interest held by the Borrower in such Loan Assets is not pursuant to a participation interest and (b) solely to the extent permitted under Section 351.10(c)(8)(iii) of the Volcker Rule, any loans, securities or other assets received in connection with a workout or restructuring of a Loan Asset in lieu of debts previously contracted with respect to such Loan Asset previously held by the Borrower in compliance with the terms of this Agreement.

“Required Sale Date” means the date immediately prior to July 21, 2015 (or the date immediately prior to such later date (to the extent applicable to the transactions contemplated hereby) as shall be determined by written order of the Board of Governors of the Federal Reserve System with respect to the required conformance with the Volcker Rule by banking entities generally); provided that if the Administrative Agent receives an opinion of nationally recognized counsel reasonably satisfactory to it in its sole discretion that (A) the ownership of the Required Sale Assets will not cause the Borrower to be a “covered fund” under the Volcker Rule, (B) the Advances are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Advances will be otherwise exempt from the Volcker Rule, then the Required Sale Date shall not occur; provided further that upon receipt of further official guidance from or on behalf of the Board of Governors of the Federal Reserve System with respect to compliance with the Volcker Rule, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith in respect of amendments or modifications to the Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower.  For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Scheduled Payment” means each scheduled payment of principal and/or Interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Second Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected second priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset (whether or not there is also a security interest of a higher or lower priority in additional collateral), subject to any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) is pari passu in right of payment with the Indebtedness of the holders of the first priority security interest (other than with respect to receipt of the proceeds of liquidated collateral following an event of default), (c) pursuant to an intercreditor or subordination agreement between the Borrower (or the applicable agent) and the holder of such first priority security interest (or the applicable agent), the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal and (d) has a Loan-to-Value Ratio of not greater than 70%.

“Second Reinvestment Period Extension” has the meaning assigned to that term in Section 2.19(b).

“Second Stated Maturity Extension” has the meaning assigned to that term in Section 2.19(a).

“Secured Party” means each of the Administrative Agent, the Lender (together with its successors and assigns), the Collateral Agent, the Collateral Custodian, the Bank and, to the extent of any Obligations owing to such Person hereunder or under any other Transaction Document, each of their respective Affiliates, assigns, officers, directors, employees and agents.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Pension Plan” has the meaning assigned to that term in Section 4.03(p).

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a)                                 any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any Transaction Document which continues unremedied for a period of two Business Days;

(b)                                 any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c)                                  the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $75,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived;

(d)                                 a Bankruptcy Event shall occur with respect to the Servicer;

(e)                                  Ares or an Affiliate thereof shall cease to be the Servicer (including by resignation otherwise permitted hereunder);

(f)                                   any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(g)                                  any representation, warranty or certification made by the Servicer in any Transaction Document or in any document or report delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Administrative Agent or any of the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h)                                 any financial or other information reasonably requested by the Administrative Agent or the Collateral Agent is not provided as requested within a reasonable amount of time following such request;

(i)                                     the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $75,000,000, individually or in the aggregate (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period;

(j)                                    any change in the control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a) of this Agreement;

(k)                                 the declaration or automatic occurrence of the Facility Maturity Date;

(l)                                     any other event which has caused, or which would reasonably be expected to cause, a Material Adverse Effect on the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party; or

(m)                             Ares shall assign its rights or obligations as “Servicer” hereunder to any Person.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.50%, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets and Defaulted Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period divided by 360; provided that the rate set forth in clause (a) hereof may be increased up to 0.75% at the discretion of the Administrative Agent in the event that a Replacement Servicer (other than SMBC or an Affiliate thereof) is appointed pursuant to Section 6.01(c).

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a) if the Servicer is the originator or an Affiliate thereof, the higher of: (i) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (b) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns.

“SMBC Lender Fee Letter” means that certain lender fee letter, dated as of the Closing Date, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as such letter was amended (x) by the Amended and Restated Fee Letter Agreement, dated as of September 14, 2012, (y) by the Second Amended and Restated Fee Letter Agreement, dated as of December 20, 2013, and (z) by the Third Amended and Restated Fee Letter Agreement, dated as of June 30, 2015, and as may be further amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met:  (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means September 14, ~~2023~~2024 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, as contemplated by Section 2.07(a) or Section 2.07(e)(ii).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded, does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor and cannot be re-drawn upon (to the extent previously repaid by the Obligor).

“Third Amendment Effective Date” means June 30, 2015.

“Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the U.S. Bank Fee Letter, the SMBC Lender Fee Letter, the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Ares, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“U.S. Bank” has the meaning assigned to that term in the preamble hereto.

“U.S. Bank Fee Letter” means the U.S. Bank Fee Letter, dated as of the Closing Date, by and between the Borrower and U.S. Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Unfunded Exposure Account” means a trust account (account number 156948-702 at the Bank) in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by (b) the difference of (i) 100% minus (ii) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset.

“Unfunded Exposure Equity Shortfall” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate of all Unfunded Exposure Equity Amounts over (b) the amount on deposit in the Unfunded Exposure Account.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unused Portion” has the meaning set forth in the SMBC Lender Fee Letter.

“Upfront Fee” has the meaning set forth in the SMBC Lender Fee Letter.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a)                                 an Obligor payment default under such Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the applicable Loan Agreement);

(b)                                 any other Obligor default under such Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the applicable Loan Agreement) that could reasonably be expected to have a material and adverse effect on the creditworthiness of such Obligor or on the collectability of any amount required to be paid under the related Loan Agreement for such Loan Asset;

(c)                                  a Bankruptcy Event with respect to the related Obligor; or

(d)                                 the occurrence of a Material Modification with respect to such Loan Asset.

“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Event” means, as to any Loan Asset, the discovery that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty relating to such Loan Asset (including that the Loan Asset failed to satisfy the criteria of the definition of “Eligible Loan Asset”) and the failure of Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof; provided that, if such breach is not cured within 10 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof, then such Loan Asset shall no longer be an Eligible Loan Asset and, so long as such breach remains uncured, shall not be included in the calculation of “Borrowing Base”.

“Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred.

“Waterfall Coverage Ratio Test” means a test that is satisfied at any time if the following ratio is greater than or equal to 1.5 to 1.00: (A) the Collateral Interest Amount and Principal Collections Coverage Amount at such time, to (B) the sum of all amounts payable (or expected at such time to be payable) on the immediately succeeding Payment Date pursuant to clauses 2.04(a)(i)—(x), 2.04(b)(i)—(vii), 2.04(c)(i) and 2.04(d)(i)—(x).

“Yield” means the sum of the following, payable on each Payment Date:

(a)                                 the aggregate LIBOR Yield for all LIBOR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a LIBOR Advance that was prepaid on a day other than a day on which an Interest Period for such LIBOR Advance ended, to the extent that LIBOR Yield with respect to such prepaid principal remains accrued and unpaid;

plus,

(b)                                 with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the aggregate One Day Advance LIBOR Yield for all One Day Advances Outstanding;

plus,

(c)                                  with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender) (the “Base Rate Yield”):

YR x L
D

where:	YR	=	the Base Rate Yield Rate applicable on such day;

	L	=	the aggregate principal amount of the Base Rate Advances Outstanding on such day; and

	D	=	365 or 366, as applicable;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

SECTION 1.02              Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03              Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04              Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)                                 the singular number includes the plural number and vice versa;

(b)                                 reference to any Person includes such Person’s successors and assigns, but only if such successors and assigns are not prohibited by the Transaction Documents;

(c)                                  reference to any gender includes each other gender;

(d)                                 reference to day or days without further qualification means a calendar day or calendar days;

(e)                                  reference to any time means New York, New York time;

(f)                                   reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g)                                  reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(h)                                 reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(i)                                     reference to the “occurrence” of an Event of Default means after any grace period applicable to such Event of Default and shall not include any Event of Default that has been expressly waived in writing in accordance with the terms of this Agreement.

ARTICLE II.

THE FACILITY

SECTION 2.01              Variable Funding Note and Advances.

(a)                                 Variable Funding Note. Upon the written request of the Lender, the Borrower shall (on the terms and subject to the conditions hereinafter set forth) deliver to the Lender, at the address set forth in Section 11.02, a duly executed variable funding note (as amended, restated, supplemented and/or otherwise modified from time to time, the “Variable Funding Note”), in substantially the form of Exhibit H, in an aggregate face amount equal to the Maximum Facility Amount, and otherwise duly completed. If any Variable Funding Note is issued, interest shall accrue on such Variable Funding Note, and such Variable Funding Note shall be payable, as described herein.

(b)                                 Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lender make Advances secured by the Collateral Portfolio, (x) to be paid to the Borrower for the purpose of purchasing Eligible Loan Assets, (y) to be deposited in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount or (z) to be paid to the Borrower for distributions to the Transferor in connection with prior transfers of unleveraged Eligible Loan Assets to the Borrower as capital contributions to the Borrower, including with respect to any Borrowing Base capacity resulting from any repayment of Advances previously made to Borrower (so long as such distribution is permitted pursuant to Section 5.02(m)).  Other than pursuant to (and to the extent required by) Section 2.02(f), under no circumstances shall the Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (including without limitation Section 2.02(f)), the Lender shall not be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance if upon making such Advance, the Advances Outstanding would exceed the Maximum Facility Amount; provided that for any Advance requested pursuant to Section 2.02(f), “Maximum Facility Amount” shall not take into account the proviso set forth in the definition thereof.

(c)                                  Notations on Variable Funding Note. The Lender is hereby authorized to enter on a schedule attached to any Variable Funding Note issued hereunder a notation (which may be computer generated) with respect to each Advance under such Variable Funding Note made by the Lender of:  (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.  The failure of the Lender to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances Outstanding in accordance with their respective terms as set forth herein.

SECTION 2.02              Procedure for Advances.

(a)                                 During the Reinvestment Period, the Lender will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and this 2.02 and subject to the provisions of Article III hereof.

(b)                                 For each Advance that is a LIBOR Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Collateral Custodian, no later than 1:00 p.m. at least three Business Days before the Business Day on which the LIBOR Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day.  For each One Day Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing no later than 1:00 p.m. at least one Business Day before the Business Day on which the One Day Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day.  For each Base Rate Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the Business Day on which the Base Rate Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day.  The Borrower or the Servicer shall post all Loan Agreements and other loan documents and information with respect to each proposed Eligible Loan Asset, if any, to an IntraLinks (or other replacement) website to which the Administrative Agent has access. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i)                                     the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000;

(ii)                                  the proposed Advance Date and whether such Advance will be a LIBOR Advance, One Day Advance or a Base Rate Advance;

(iii)                               a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(iv)                              the amount of cash that will be funded into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; and

(v)                                 whether such Advance should be remitted to the Advance Funding Account or the Unfunded Exposure Account.

On the applicable Advance Date, upon satisfaction of the applicable conditions set forth in Article III, the Lender shall, in accordance with instructions received by the Administrative Agent, either (i) make available to the Borrower, in same day funds, the amount of such Advance, by payment into the Advance Funding Account and/or (ii) remit in same day funds the amount of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), the Lender shall remit (to the extent required thereby) the Advance equal to the Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account.

(c)                                  Each LIBOR Advance shall bear interest at the applicable LIBOR Yield Rate.  Each One Day Advance shall bear interest at the applicable One Day Advance Yield Rate.  The Base Rate Advances Outstanding shall bear interest at the Base Rate Yield Rate.  The Borrower may request that the Administrative Agent convert any Base Rate Advance, in whole and not in part, to a LIBOR Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least three Business Days before the LIBOR Conversion Date on which such Base Rate Advance is to be converted into a LIBOR Advance.  The Borrower may request that the Administrative Agent convert any One Day Advance, in whole and not in part, to a LIBOR Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the LIBOR Conversion Date on which such One Day Advance is to be converted into a LIBOR Advance.  The Borrower may request that the Administrative Agent convert any LIBOR Advance, in whole and not in part, to a Base Rate Advance by (i) delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least three Business Days’ before the Base Rate Conversion Date (which shall be a Payment Date on which the Interest Period for such LIBOR Advance ends) on which such LIBOR Advance is to be converted into a Base Rate Advance and (ii) paying in full any Breakage Fees (solely to the extent the Base Rate Conversion Date occurs on any day other than a Payment Date or with less than three Business Days’ prior written notice to the Administrative Agent).  The Borrower may request that the Administrative Agent convert any One Day Advance, in whole and not in part, to a Base Rate Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the Base Rate Conversion Date on which such One Day Advance is to be converted into a Base Rate Advance.

(d)                                 Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including without limitation the payment of the Make-Whole Premium and Breakage Fees, as applicable), the Borrower may (i) borrow, repay or prepay and reborrow Advances Outstanding without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period and (ii) repay or prepay Advances Outstanding without any penalty, fee or premium after the end of the Reinvestment Period and prior to the Facility Maturity Date.

(e)                                  A determination by SMBC of the existence of any Eurodollar Disruption Event (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Advances at LIBOR or One Day Advance LIBOR, shall be conclusive absent manifest error.

(f)                                   If, on the last day of the Reinvestment Period (or within three Business Days after the occurrence of an Event of Default if the Reinvestment Period ends due to the occurrence of an Event of Default), the amount on deposit in the Unfunded Exposure Account is less than the Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”).  Following receipt of a Notice of Borrowing (as described in clause (ii) below), the Lender shall fund such Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including without limitation (a) the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02, (b) the occurrence of an Event of Default or (c) the existence of (x) an Unmatured Event of Default or (y) a Borrowing Base Deficiency); provided that:

(i)                                     the Lender may fund such Exposure Amount Shortfall in its sole discretion to the extent that doing so would cause the Lender to make an Advance that would result in the aggregate outstanding principal amount of the Advances to exceed the Maximum Facility Amount (without taking into account the proviso set forth in the definition thereof);

(ii)                                  the Borrower shall have caused a properly completed Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available) to be delivered to the Administrative Agent (with a copy from the Administrative Agent to the Lender) on a timely basis; and

(iii)                               to the extent the Reinvestment Period has ended due to the occurrence of an Event of Default, the Lender shall have a funding obligation with respect to the Exposure Amount Shortfall under this Section 2.02(f) solely to the extent that (1) the Borrower shall have, prior to the date of such funding obligation, deposited an amount not less than the Unfunded Exposure Equity Amount in the Unfunded Exposure Account pursuant to Section 2.04(d)(vi) or by an equity contribution by Ares or by any combination of those two methods and (2) such funds, as of the date of such funding, remain on deposit in the Unfunded Exposure Account.

For the avoidance of doubt, the Borrower shall not be required to fund the Unfunded Exposure Account unless and until the occurrence of an Event of Default or the last day of the Reinvestment Period or as required to prevent the occurrence of a Borrowing Base Deficiency.  For the further avoidance of doubt, any obligation of the Lender to make an Advance pursuant to this Section 2.02(f) shall be without prejudice to the obligation of the Borrower to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom.

(g)                                  Notwithstanding anything to the contrary set forth herein, no Notice of Borrowing for an Advance to be made after the Third Amendment Effective Date shall be delivered prior to the first Business Day after the Third Amendment Effective Date.

SECTION 2.03              Determination of Yield. The Lender shall determine the Yield for the Advances Outstanding (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date and shall advise the Servicer thereof on the fourth Business Day prior to such Payment Date.

SECTION 2.04              Remittance Procedures. The Servicer, as agent for the Administrative Agent and the Lender, shall instruct the Bank and, if the Servicer fails to do so, the Administrative Agent or the Collateral Agent may instruct the Bank, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of Notice of Exclusive Control (as defined in the Control Agreement), the Administrative Agent or the Collateral Agent shall instruct the Bank to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a)                                 Interest Payments During the Reinvestment Period and Absent an Event of Default. On each Payment Date during the Reinvestment Period, but so long as no Event of Default has occurred and, in any case, prior to the declaration or automatic occurrence of the Facility Maturity Date, the Servicer shall, pursuant to the first paragraph of this Section 2.04, transfer Interest Collections held by the Bank in the Interest Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts and priority, calculated as of the Determination Date immediately prior to such Payment Date:

(i)                                     pari passu to (a) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Fees and all Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued and unpaid Collateral Custodian Fees and the Collateral Custodian Expenses; provided that amounts payable to the Collateral Agent for the Collateral Agent Expenses and the Collateral Custodian and the Bank for the Collateral Custodian Expenses pursuant to the foregoing clauses (a) and (b) shall not exceed $15,000 for any Payment Date;

(ii)                                  to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iii)                               to the Administrative Agent, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent under the Transaction Documents;

(iv)                              to the Lender, (a) all Yield payable on such Payment Date in accordance with the definition of “Yield”, (b) the Non-Usage Fee to the extent that such Non-Usage Fee is accrued and unpaid as of the last day of the related Remittance Period and (c) any Upfront Fee to the extent that such Upfront Fee is accrued and unpaid on such Payment Date;

(v)                                 to pay all accrued and unpaid fees (including Breakage Fees and Make-Whole Premiums), expenses (including reasonable attorneys’ fees, costs and expenses), indemnity amounts and other amounts (other than with respect to the repayment of Advances Outstanding) payable by the Borrower to the Indemnified Parties or to the Administrative Agent on behalf of the Indemnified Parties, as applicable, under the Transaction Documents;

(vi)                              to pay the Advances Outstanding to the extent required to satisfy any outstanding Borrowing Base Deficiency or to prevent a Borrowing Base Deficiency (on a pro forma basis after giving effect to the payment to be made on such Payment Date) from arising;

(vii)                           at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount;

(viii)                        to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio;

(ix)                              pari passu to (a) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued and unpaid Collateral Custodian Expenses, to the extent not paid pursuant to Section 2.04(a)(i);

(x)                                 to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(xi)                              to the Borrower, any remaining amounts.

(b)                                 Payment Date Principal Payments Absent an Event of Default.  On each Payment Date during the Reinvestment Period, but so long as no Event of Default has occurred and, in any case, prior to the declaration or automatic occurrence of the Facility Maturity Date the Servicer shall, pursuant to the first paragraph of this Section 2.04, transfer Principal Collections held by the Bank in the Principal Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts and priority, calculated as of the Determination Date immediately prior to such Payment Date:

(i)                                     to pay amounts due under Section 2.04(a)(i) through (v), to the extent not paid thereunder;

(ii)                                  to the extent there are Principal Collections that are to be applied as Designated Sale Proceeds that have not been previously applied pursuant to Section 2.04(c) to pay Advances Outstanding, to apply all such Designated Sale Proceeds to pay Advances Outstanding (until such Advances Outstanding are reduced to zero);

(iii)                               in the case of all other distributions of Principal Collections not constituting Designated Sale Proceeds, to pay the Advances Outstanding to the extent required to satisfy any outstanding Borrowing Base Deficiency or to prevent a Borrowing Base Deficiency (on a pro forma basis after giving effect to the payment to be made on such Payment Date) from arising;

(iv)                              at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount;

(v)                                 to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio;

(vi)                              pari passu to (a) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued and unpaid Collateral Custodian Expenses, to the extent not paid pursuant to Section 2.04(b)(i);

(vii)                           to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(viii)                        to the Borrower, any remaining amounts.

(c)                                  Non-Payment Date Principal Payments Absent an Event of Default. On any Business Day during the Reinvestment Period (other than any Payment Date), but so long as no Event of Default has occurred and, in any case, prior to the declaration or automatic occurrence of the Facility Maturity Date the Servicer may, but shall not be obligated to, with at least three Business Days’ prior written notice to the Administrative Agent, pursuant to the first paragraph of this Section 2.04, transfer Designated Sale Proceeds held by the Bank in the Principal Collection Account, to the following Persons in the following amounts and priority, calculated as of the fifth Business Day prior to the date of such distribution:

(i)                                     to pay amounts due under Section 2.04(a)(iii) and (v), to the extent not paid thereunder;

(ii)                                  to pay the Advances Outstanding (until such Advances Outstanding are reduced to zero);

(iii)                               at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount;

(iv)                              to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio; and

(v)                                 to the Borrower, any remaining amounts.

(d)                                 Payment Date Transfers Upon the Occurrence of an Event of Default. On each Payment Date, after the expiration of the Reinvestment Period, or if an Event of Default has occurred or, in any case, on and after the declaration or automatic occurrence of the Facility Maturity Date, the Servicer or Administrative Agent shall pursuant to the first paragraph of this Section 2.04 transfer collected funds held by the Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts and priority, calculated as of the Determination Date immediately prior to such Payment Date:

(i)                                     pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Fees and all Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued Collateral Custodian Fees and the Collateral Custodian Expenses; provided that amounts payable to the Collateral Agent for Collateral Agent Expenses and the Collateral Custodian and the Bank for the Collateral Custodian Expenses pursuant to the foregoing clauses (a) and (b) shall not exceed $15,000 for any Payment Date;

(ii)                                  to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iii)                               to the Administrative Agent, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent under the Transaction Documents;

(iv)                              to the Lender (A) all Yield payable on such Payment Date in accordance with the definition of “Yield”, (B) the Non-Usage Fee to the extent that such Non-Usage Fee is accrued and unpaid as of the last day of the related Remittance Period and (C) any Upfront Fee to the extent that such Upfront Fee is accrued and unpaid on such Payment Date;

(v)                                 to pay all accrued and unpaid fees (including Breakage Fees and Make-Whole Premiums), expenses (including reasonable attorneys’ fees, costs and expenses), indemnity amounts and other amounts (other than with respect to the repayment of Advances Outstanding) payable by the Borrower to the Indemnified Parties or to the Administrative Agent on behalf of the Indemnified Parties, as applicable, under the Transaction Documents;

(vi)                              to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(vii)                           to pay the Advances Outstanding until paid in full;

(viii)                        to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio;

(ix)                              pari passu to (a) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued and unpaid Collateral Custodian Expenses, to the extent not paid pursuant to Section 2.04(d)(i);

(x)                                 to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(xi)                              to the Borrower, any remaining amounts.

(e)                                  Unfunded Exposure Account. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Revolving Loan Asset or Delayed Draw Loan Asset; provided that, until an Event of Default has occurred, the amount withdrawn to fund such draw request shall not create any Borrowing Base Deficiency.  Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent and the Bank) in the form of a Disbursement Request, and the Servicer shall instruct the Bank to fund such draw request in accordance with such Disbursement Request. At any time, the Servicer (or, after delivery of Notice of Exclusive Control (as defined in the Control Agreement), the Administrative Agent or the Collateral Agent) may cause any amounts on deposit in the Unfunded Exposure Account which exceed the Unfunded Exposure Amount as of any date of determination to be deposited into the Principal Collection Account as Principal Collections.

(f)                                   Insufficiency of Funds. For the sake of clarity, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents.

SECTION 2.05              Instructions to the Bank. All instructions and directions given to the Bank by the Servicer, the Borrower, the Administrative Agent or the Collateral Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Bank by telecopy or e-mail), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04 and Section 5 of the Control Agreement.  The Servicer and the Borrower shall promptly transmit to the Administrative Agent by telecopy or e-mail a copy of all instructions and directions given to the Bank by such party pursuant to Section 2.04 or Section 5 of the Control Agreement.  To the extent permitted by Applicable Law, the Administrative Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Bank by the Administrative Agent, pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer, the Bank, the Administrative Agent and the Collateral Agent (to the extent the Collateral Agent is not the same party as the Administrative Agent), as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error.  In the event the Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent or the Collateral Agent, the Bank shall rely on and follow the instructions given by the Administrative Agent or the Collateral Agent, as applicable; provided that in the event any instructions given by the Administrative Agent and the Collateral Agent conflict, the Bank shall rely on and follow the instructions given by the Collateral Agent; provided further that the Bank shall promptly provide notification to the Servicer, the Borrower and/or the Administrative Agent, as applicable, of such conflicting instructions; provided further that any such failure on the part of the Bank to deliver such notice shall not render such action by the Bank invalid.

SECTION 2.06              Borrowing Base Deficiency Payments.

(a)                                 In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within five Business Days from the date of such Borrowing Base Deficiency, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account or Unfunded Exposure Account in the amount necessary to eliminate such Borrowing Base Deficiency, (ii) repay Advances Outstanding (together with any Breakage Fees and all accrued and unpaid costs and expenses of the Administrative Agent and the Lender, in each case in respect of the amount so prepaid) in the amount necessary to eliminate such Borrowing Base Deficiency, and/or (iii) transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement additional Eligible Loan Assets.

(b)                                 No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), notice of such repayment or transfer and a duly completed Borrowing Base Certificate, updated to the date such repayment or transfer is being made and giving pro forma effect to such repayment or transfer, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be transferred to the Borrower and added to the updated Loan Asset Schedule.  Any notice pertaining to any repayment or any transfer pursuant to this Section 2.06 shall be irrevocable.

SECTION 2.07              Substitution and Sale of Loan Assets; Affiliate Transactions.

(a)                                 Substitutions. The Borrower may replace any Loan Asset, including without limitation Defaulted Loan Assets, with an Eligible Loan Asset so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency, provided that a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Borrower to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or closer to being cured and (ii) simultaneously therewith, the Transferor shall cause a Substitute Eligible Loan Asset to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement.  Any such replacement of a Loan Asset with an Eligible Loan Asset effected in accordance with this Section 2.07(a) shall require the prior written consent of the Administrative Agent, which may be granted or withheld in its sole discretion.

(b)                                 Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons other than the Transferor or its Affiliates from time to time, subject to the following terms and conditions:

(A)                               the proceeds of such sale shall be deposited into the Principal Collection Account to be disbursed in accordance with Section 2.04 hereof (subject to clause (D) below) or reinvested, prior to the end of the Reinvestment Period, in additional Eligible Loan Assets in accordance with (and to the extent permitted under) Section 2.21 hereof;

(B)                               no Event of Default has occurred, or would result from such sale, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such sale;

(C)                               the prior written consent of the Administrative Agent (in its sole discretion) shall be required if:

(i)                                     at any time during the term of this Agreement, the proceeds of the sale of such Loan Asset will be less than the Adjusted Borrowing Value of such Loan Asset; or

(ii)                                  at any time from and after the end of the Reinvestment Period, the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset and:

(x)                                 immediately after the sale of such Loan Asset, the Collateral Portfolio will include fewer than seven Loan Assets (it being understood that any two or more Loan Assets with substantially the same Obligor or Obligors shall be deemed for such purpose to constitute a single Loan Asset); or

(y)                                 immediately after the sale of such Loan Asset, the aggregate Adjusted Borrowing Value of all the Loan Assets included in the Collateral Portfolio will be less than $125,000,000; and

(D)                               at any time prior to the end of the Reinvestment Period, if the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset, then:

(i)                                     if the Borrower shall request consent from the Administrative Agent to any such sale and the Administrative Agent shall grant such consent (such consent not to be unreasonably withheld or delayed), then Principal Collections received by the Borrower from such sale in an amount equal to the product of (1) the Applicable Percentage for such Loan Asset as of the date of such sale and (2) the Adjusted Borrowing Value of such Loan Asset as of the date of such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the Principal Collection Account on a Payment Date, or Section 2.04(c), to the extent such Principal Collections are distributed from the Principal Collection Account on a date other than a Payment Date; or

(ii)                                  if the Borrower does not request or requests but does not receive the prior written consent of the Administrative Agent for any such sale, then all of the Principal Collections received by the Borrower from such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the Principal Collection Account on a Payment Date, or Section 2.04(c), to the extent such Principal Collections are distributed from the Principal Collection Account on a date other than a Payment Date.

(c)                                  Optional Sales. On any Optional Sale Date the Borrower shall have the right to prepay all or a portion of the Advances Outstanding in connection with the sale and assignment by the Borrower of all or a portion of the Loan Assets, as the case may be in connection with a Permitted Securitization or a Permitted Refinancing (each, an “Optional Sale”), subject to the following terms and conditions:

(A)                               the Borrower shall have given the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) at least 45 days’ prior written notice of its intent to effect an Optional Sale in connection with a Permitted Securitization or a Permitted Refinancing, unless such 45 days’ notice requirement is waived or reduced by the Administrative Agent;

(B)                               unless an Optional Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Servicing Report), the Servicer shall deliver to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) a certificate and evidence to the reasonable satisfaction of the Administrative Agent (which evidence may consist solely of a certificate from the Servicer) that the Borrower shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement.  In effecting an Optional Sale, the Borrower may use the Proceeds of sales of the Loan Assets to repay all or a portion of the Obligations;

(C)                               no Event of Default has occurred, or would result from such Optional Sale, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Optional Sale;

(D)                               on the related Optional Sale Date, the Borrower shall have deposited into the Principal Collection Account, in immediately available funds, the proceeds of such Optional Sale, which shall at least equal the sum of (x) the aggregate Adjusted Borrowing Value of the Loan Assets being sold and (y) any expenses or fees incurred by the Administrative Agent or by the Lender in connection with such Optional Sale;

(E)                                the prior written consent of the Administrative Agent (in its sole discretion) shall be required if:

(i)                                     at any time during the term of this Agreement, the proceeds of the sale of such Loan Asset will be less than the Adjusted Borrowing Value of such Loan Asset; or

(ii)                                  at any time from and after the end of the Reinvestment Period, the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset and:

(x)                                 immediately after the sale of such Loan Asset, the Collateral Portfolio will include fewer than seven Loan Assets (it being understood that any two or more Loan Assets with substantially the same Obligor or Obligors shall be deemed for such purpose to constitute a single Loan Asset); or

(y)                                 immediately after the sale of such Loan Asset, the aggregate Adjusted Borrowing Value of all the Loan Assets included in the Collateral Portfolio will be less than $125,000,000; and

(F)                                 at any time prior to the end of the Reinvestment Period, if the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset, then:

(i)                                     if the Borrower shall request consent from the Administrative Agent to any such sale and the Administrative Agent shall grant such consent (such consent not to be unreasonably withheld or delayed), then Principal Collections received by the Borrower from such sale in an amount equal to the product of (1) the Applicable Percentage for such Loan Asset as of the date of such sale and (2) the Adjusted Borrowing Value of such Loan Asset as of the date of such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the Principal Collection Account on a Payment Date, or Section 2.04(c), to the extent such Principal Collections are distributed from the Principal Collection Account on a date other than a Payment Date; or

(ii)                                  if the Borrower does not request or requests but does not receive the prior written consent of the Administrative Agent for any such sale, then all of the Principal Collections received by the Borrower from such sale shall be applied as Designated Sale Proceeds to reduce Advances Outstanding in accordance with Section 2.04(b), to the extent such Principal Collections are distributed from the

Principal Collection Account on a Payment Date, or Section 2.04(c), to the extent such Principal Collections are distributed from the Principal Collection Account on a date other than a Payment Date.

(d)                                 Lien Release Dividend.  Notwithstanding any provision contained in this Agreement to the contrary, provided no Event of Default has occurred and no Unmatured Event of Default exists, on a Lien Release Dividend Date, the Borrower may dividend to the Transferor a portion of those Loan Assets that were sold by the Transferor to the Borrower, or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower and the Transferor to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian):

(i)                                     The Borrower and the Transferor shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five Business Days’ prior written notice requesting that the Administrative Agent consent to the effectuation of a Lien Release Dividend, in the form of Exhibit I hereto (a “Notice and Request for Consent”), which each such consent shall be given in the sole and absolute discretion of the Administrative Agent;

(ii)                                  On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(iii)                               After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (B) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (C) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (E) there shall have been no material adverse change as to the Servicer or the Borrower;

(iv)                              Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, not Solvent;

(v)                                 On or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, a list specifying all Loan Assets or portions thereof to be transferred pursuant to such Lien Release Dividend and the Administrative Agent shall have approved the same in its sole discretion and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;

(vi)                              A portion of a Loan Asset may be transferred pursuant to a Lien Release Dividend; provided that (A) such transfer does not have an adverse effect on the portion of such Loan Asset remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lender, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan Asset) for the portion of the Loan Asset remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;

(vii)                           Each Loan Asset, or portion thereof, as applicable, shall be transferred at a value equal to the Outstanding Balance thereof, exclusive of any accrued and unpaid Interest or Accreted Interest thereon;

(viii)                        The Borrower shall deliver a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) to the Administrative Agent;

(ix)                              The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lender, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date (including without limitation Breakage Fees) with respect to the Loan Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loan Assets pursuant to such Lien Release Dividend; and

(x)                                 The Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable legal fees and expenses of the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Assets in connection with such Lien Release Dividend).

(e)                                  Repurchase or Substitution of Warranty Loan Assets.  If on any day a Loan Asset is (or becomes) a Warranty Loan Asset, no later than 10 Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall either:

(i)                                     make a deposit to the Principal Collection Account (as Principal Collections for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) the initial Assigned Value with respect to such Loan Asset multiplied by the Outstanding Balance of such Loan Asset and (y) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by the Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the

Administrative Agent to the Borrower); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii)                                  with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(e)(i) into the Principal Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Loan Asset (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan Asset and related Portfolio Assets shall be removed from the Collateral Portfolio and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral Portfolio.  On the Release Date of each Warranty Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan Asset and any related Portfolio Assets and all future monies due or to become due with respect thereto.

(f)                                   Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), (b), (c), (e) or (g) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i)                                     the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii)                                  the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii)                               no selection procedures adverse to the interests of the Administrative Agent or the Lender were utilized by the Borrower and the Servicer in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv)                              the Borrower shall give three Business Days’ notice of such sale (other than in the case of an Optional Sale), substitution or repurchase;

(v)                                 the Borrower shall notify the Administrative Agent of any amount to be deposited into the Principal Collection Account in connection with any sale, substitution or repurchase;

(vi)                              the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date;

(vii)                           any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.18;

(viii)                        the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the reasonable legal fees and expenses of the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the Bank in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan Asset in connection with such sale, substitution or repurchase); and

(ix)                              other than in the case of Section 2.07(e) and solely in the event that Ares or an Affiliate is no longer the Servicer and the Facility Maturity Date has not yet occurred, the Borrower shall have consented to such sale or substitution.

(g)                                  Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof shall have a right or ability to purchase, the Loan Assets other than (i) as not prohibited by Section 2.07(h) and (ii) in sales on an arms’ length basis and for fair market value or at a price specified herein; provided that (x) the proceeds of such sale shall be deposited into the Principal Collection Account to be disbursed in accordance with Section 2.04, (y) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; and (z) the Administrative Agent shall provide prior written consent to such sale.  For the avoidance of doubt, nothing in this clause (g) shall prohibit the Borrower from transferring or distributing its Loan Assets to the holders of its equity or Affiliates, as applicable, in accordance with Sections 2.07(a), (c), (d) or (e) and subject to the limitations, if applicable, of Section 2.07(h).

(h)                                 Limitations on Sales, Substitutions and Repurchases.

(i)                                     The Outstanding Balance of all Loan Assets (excluding Defaulted Loan Assets and Warranty Loan Assets removed from the Collateral Portfolio pursuant to Section 2.07(c) or (e)) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and (g) or released pursuant to Section 2.07(d) during any 12-month period (or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 20% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.

(ii)                                  The Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets removed from the Collateral Portfolio pursuant to Section 2.07(e)) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and (g) or released pursuant to Section 2.07(d) during any 12-month period (or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 15% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.

SECTION 2.08              Payments and Computations, Etc.

(a)                                 All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by Applicable Law, pay to the Secured Parties interest on all amounts not paid or deposited when due (taking into account any grace period provided for herein related to such payments) to any of the Secured Parties hereunder at an interest rate of 2.00% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the LIBOR Yield Rate, One Day Advance Yield Rate or Base Rate Yield Rate, as applicable), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by the Lender to the Borrower or any other Person for any reason. Each LIBOR Advance shall accrue interest at the applicable LIBOR Yield Rate for such LIBOR Advance during each applicable Interest Period.  All computations of interest and all computations with respect to the Yield, the LIBOR Yield and the LIBOR Yield Rate with respect to LIBOR Advances and One Day Advance Yield and One Day Advance Yield Rate with respect to One Day Advances, in each case, shall be computed on the basis of a year of 360 days for the actual number of days elapsed.  Payments of Yield with respect to each LIBOR Advance shall be payable on each Payment Date on which an Interest Period for such LIBOR Advance ends.  Each One Day Advance shall accrue interest at the One Day Advance Yield Rate for each day beginning on, and including, the Advance Date and ending on, but excluding, the LIBOR Conversion Date or Base Rate Conversion Date for such One Day Advance or the date such One Day Advance is repaid in full at the One Day Advance Yield.  All computations of interest and all computations with respect to the Yield and Base Rate Yield with respect to Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.  Each Base Rate Advance shall accrue interest at the Base Rate Yield for each day beginning on, and including, the Advance Date or Base Rate Conversion Date, as applicable, with respect to such Base Rate Advance and ending on, but excluding, the LIBOR Conversion Date.  Any One Day Advance Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month.  Any One Day Advance LIBOR Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month.  Any Base Rate Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month.  Any Base Rate Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c)                                  If any Advance requested by the Borrower and approved by the Lender and the Administrative Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lender, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lender, the Administrative Agent or an Affiliate thereof), including without limitation any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Advances or maintain the Advances Outstanding. The Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

SECTION 2.09              Fees. The Borrower shall pay to the Lender (either directly or through the Administrative Agent) certain fees in the amounts and on the dates set forth in the SMBC Lender Fee Letter.

SECTION 2.10              Increased Costs; Capital Adequacy.

(a)                                 If, due to either (i) the introduction of or any change following the Closing Date (including without limitation any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including without limitation any law or regulation resulting in any interest payments paid to the Lender under this Agreement being subject to any Tax, except for Taxes on the overall net income of the Lender), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, the Lender or any Affiliate, participant (provided that a participant shall not be entitled to receive any greater payment under this Section 2.10 than the Lender would have been entitled to receive with respect to the participation sold to such participant), successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments within 10 days after such demand; provided that the amounts payable under this Section 2.10 shall be without duplication of amounts payable under Section 2.11 and shall not include any Excluded Taxes.

(b)                                 If either (i) the introduction of or any change following the Closing Date in or in the interpretation, administration or application following the Closing Date of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Closing Date, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction.

(c)                                  In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(d)                                 Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that the Borrower shall not be required to compensate such Affected Party pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than twelve months prior to the date that such Affected Party notifies the Borrower of any change set forth in clauses (a) and (b) above giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor (except that, if such change giving rise to such increased costs or reductions is retroactive, then the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

(f)                                   Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) any law, request, rule, guideline or directive promulgated by the Bank of International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III  shall, in each case, be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

SECTION 2.11              Taxes.

(a)                                 All payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes.  If any Non-Excluded Taxes are required to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Non-Excluded Taxes (including without limitation any Non-Excluded Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b)                                 The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower are insufficient the Servicer, on behalf of the Borrower, will indemnify) each Indemnified Party for the full amount of Non-Excluded Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  All payments in respect of this indemnification shall be made within 10 days from the date a written invoice therefor is delivered to the Borrower.

(c)                                  Within 30 days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Non-Excluded Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(d)                                 (i) If the Lender or any assignee of the Lender is a Foreign Lender, such Lender or such assignee, as applicable, shall, to the extent it is legally entitled to do so, deliver to the Borrower, with a copy to the Administrative Agent, within 15 days after becoming a Foreign Lender hereunder whichever of the following is applicable:

(A)                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest hereunder, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)                   in the case of a Foreign Lender claiming that its income hereunder is effectively connected with its conduct of a trade or business in the United States an executed original of IRS Form W-8ECI;

(C)                   in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or

(D)                   to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(ii) If the Lender or any assignee of the Lender is not a Foreign Lender, such Lender or such assignee, as applicable, shall deliver to the Borrower, with a copy to the Administrative Agent, one (or such other number as may from time to time be prescribed by Applicable Law) duly completed copy of Internal Revenue Service Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) as will enable the Borrower and the Administrative Agent to determine whether such Lender is exempt from or subject to backup withholding or information reporting requirements.

(iii) In addition, the Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as may be required under Applicable Law to permit the Borrower or the Servicer to make payments hereunder for the account of the Lender, if the Lender is a Foreign Lender, without deduction or withholding of United States federal income or similar Taxes, or to determine whether or not the Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in this Section 2.11(d), the execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

The Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(d) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)                                  If a payment made to the Lender hereunder would be subject to United States federal withholding Tax imposed by FATCA if the Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower and Administrative Agent documentation reasonably requested by the Borrower and Administrative Agent sufficient for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that the Lender has complied with such applicable reporting requirements.

(f)                                   If the Administrative Agent or the Lender determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any amounts as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the amounts giving rise to such refund), together with any interest paid by the relevant Governmental Authority with respect to such refund; provided that the Borrower, upon the request of the Administrative Agent or the Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the Lender in the event the Administrative Agent or the Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or the Lender to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower, the Servicer, the Administrative Agent and the Lender contained in this Section 2.11 shall survive the termination of this Agreement.

SECTION 2.12              Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under Article IX of the Purchase and Sale Agreement.  The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

SECTION 2.13              Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the

Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Administrative Agent, the Collateral Agent, the Lender (including without limitation its successors and assigns) or any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, and none of the Administrative Agent, the Collateral Agent or the Lender (including its successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.14              Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address set forth in Section 11.02 (or such other address as the Administrative Agent may designate in writing to the other parties to this Agreement) a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 2.15              Survival of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 are made and are true, complete and correct in all material respects on the date of this Agreement and on each Cut-Off Date unless such representations and warranties are made as of a specific date.

SECTION 2.16              Release of Loan Assets.

(a)                                 The Borrower may obtain the release of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend, sold or substituted in accordance with the applicable provisions of Section 2.07 or liquidated in accordance with Sections 6.05 and 12.08(a) and any Portfolio Assets pertaining to such Loan Asset and (ii) any Collateral Portfolio that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit L) (unless the Collateral Custodian and the

Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver to the Borrower (or its designee) the Required Loan Documents relating to the Loan Asset subject to such release within two Business Days of receipt of such notification and request.

(b)                                 Promptly after the Collection Date has occurred, the Lender and the Administrative Agent, in accordance with their respective interests, shall release to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent, the Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against the Lender or the Administrative Agent.

SECTION 2.17              Treatment of Amounts Received by the Borrower. Amounts received by the Borrower in connection with sales and substitutions of Loan Assets pursuant to Section 2.07 on account of such Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

SECTION 2.18              Prepayment; Termination.

(a)                                 Except as expressly permitted or required herein, including without limitation any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be reduced in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least three Business Days (or, in the case of One Day Advances, one Business Day) prior to such reduction.  Upon any prepayment, the Borrower shall also pay in full any Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date or with less than three Business Days’ (or, in the case of One Day Advances, one Business Day’s) prior written notice to the Administrative Agent) and other accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.

(b)                                 Notwithstanding any other provision hereof, the Borrower shall not terminate this Agreement or any other Transaction Document during the Non-Call Period.  After the expiration of the Non-Call Period but prior to the second anniversary of the First Amendment Effective Date, (i) upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists, the Borrower may, at its option, terminate this Agreement and the other

Transaction Documents upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender, the Make-Whole Premium and all other Obligations (other than unmatured contingent obligations) and (ii) with the prior written consent of the Administrative Agent, the Borrower may reduce the Maximum Facility Amount upon payment in full of the Make-Whole Premium, payment of all other Obligations (other than unmatured contingent indemnification obligations) and delivery of a Notice of Reduction at least one Business Day prior to such reduction; provided that no Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05.  From and after the second anniversary of the First Amendment Effective Date, the Borrower may, at its option, terminate this Agreement and the other Transaction Documents or reduce the Maximum Facility Amount, as applicable, upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists.  From and after the second anniversary of the First Amendment Effective Date and subject to the satisfaction of the conditions set forth in the immediately preceding sentence, the Borrower may terminate this Agreement upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender and payment of all other Obligations (other than unmatured contingent obligations) (but without the payment of any prepayment premiums, including the Make-Whole Premium, or prepayment fees).

(c)                                  Notwithstanding anything to the contrary in Section 2.18(b), no Make-Whole Premium shall be payable by the Borrower in the event that either (x) the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by any of the Administrative Agent or any of their respective Affiliates or (y) the Administrative Agent or any of their respective Affiliates enters into another credit facility or other financing with the Transferor or any of its Affiliates substantially concurrently with the termination of this Agreement (provided that in either case of clause (x) or clause (y) above, the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).

(d)                                 The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.

SECTION 2.19              Extension of Stated Maturity Date and Reinvestment Period.

(a)                                 The Borrower may, at any time after the first anniversary of the Third Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer.  The effectiveness of either the Initial Stated Maturity Extension or the Second Stated Maturity Extension shall be conditioned upon the payment of a Stated Maturity Extension Fee (as defined in the SMBC Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date.

(b)                                 The Borrower may, at any time after the first anniversary of the Third Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period of one year. Such date may be extended by one year by mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Initial Reinvestment Period Extension”). Following such Initial Reinvestment Period Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” (as revised by the Initial Reinvestment Period Extension) for an additional period of one year. Such date may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Second Reinvestment Period Extension”). The effectiveness of either the Initial Reinvestment Period Extension or the Second Reinvestment Period Extension shall be conditioned upon the payment of a Reinvestment Period Extension Fee (as defined in the SMBC Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the date set forth in clause (a) of the definition of “Reinvestment Period”.

SECTION 2.20              Collections and Allocations.

(a)                                 The Servicer shall promptly identify any collections received as being on account of Interest Collections, Principal Collections or other Available Collections and shall transfer, or cause to be transferred, all Available Collections received directly by it to the Collection Account by the close of business on the second Business Day after such Collections are received.  Upon the transfer of Available Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively.  The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, as well as the amount on deposit in the Unfunded Exposure Account, on each Reporting Date in the Servicing Report delivered pursuant to Section 6.08(b).

(b)                                 On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c)                                  With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent in its sole discretion.

(d)                                 Prior to a Notice of Exclusive Control (as defined in the Control Agreement), the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions) or, if the Servicer fails to do so, the Administrative Agent may, direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity unless the Servicer determines there is a substantial risk of material deterioration of such Permitted Investment, in its commercially reasonable discretion.  A Permitted Investment acquired with funds deposited in the Principal Collection Account or the Unfunded Exposure Account shall mature not later than the next Business Day succeeding the day of investment, and shall not be sold or disposed of prior to its maturity unless the Servicer determines there is a substantial risk of material deterioration of such Permitted Investment, in its commercially reasonable discretion. All such Permitted Investments shall be held by the Bank subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, and otherwise comply with assumptions of the legal opinions of Latham & Watkins LLP dated as of the Closing Date and delivered in connection with this Agreement; provided that compliance shall be the responsibility of the Borrower and the Servicer and not the Collateral Agent and the Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II. The Borrower (or the Servicer on its behalf) shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Bank, the Collateral Agent, the Administrative Agent or the Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account other than, in the case of the Bank, with respect to any loss that directly results from the Bank’s failure to act as instructed by the Servicer or Borrower, which failure constitutes fraud, gross negligence or willful misconduct.  The parties hereto acknowledge that the Bank, the Collateral Agent or any of their Affiliates may receive compensation with respect to the Permitted Investments.

(e)                                  Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04 or Section 2.21.

SECTION 2.21              Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and Administrative Agent, the Servicer (on behalf of the Borrower) may, to the extent of any Principal Collections (other than Designated Sale Proceeds) on deposit in the Principal Collection Account:

(a)                                 prior to the end of the Reinvestment Period, withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be transferred hereunder; provided that the following conditions are satisfied:

(i)                                     all conditions precedent set forth in Section 3.04 have been satisfied;

(ii)                                  no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment;

(iii)                               the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date;

(iv)                              the Servicer provides same day written notice to the Administrative Agent and the Bank by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;

(v)                                 the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer;

(vi)                              the Bank provides to the Administrative Agent by facsimile or email (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account; and

(vii)                           if such funds are to be withdrawn within three Business Days prior to any Payment Date or within three Business Days after notice of the application of Designated Sale Proceeds on any other date in accordance with Section 2.04(c), the Principal Collections on deposit in the Principal Collection Account are sufficient to be applied in the amounts designated in the related Servicing Report on each Payment Date in accordance with Section 2.04 and to be applied as Designated Sale Proceeds in the amounts designated on any other date by notice to the Administrative Agent in accordance with Section 2.04(c); or

(b)                                 prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18(a).

Upon the satisfaction of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Servicer or the Collateral Agent (after delivery of a Notice of Exclusive Control (as defined in the Control Agreement)) will instruct the Bank to release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01              Conditions Precedent to Effectiveness.

(a)                                 This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)                                     all reasonable up-front expenses and fees (including legal fees and any fees required under the SMBC Lender Fee Letter and the U.S. Bank Fee Letter) that are invoiced at or prior to the Closing Date shall have been paid in full;

(ii)                                  any and all information submitted to the Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iii)                               the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                              the Administrative Agent shall have received on or before the date of the effectiveness of this Agreement the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent;

(v)                                 the Administrative Agent shall have received approval from its internal credit committee and all other necessary approvals, as required by the Administrative Agent, in its sole discretion;

(vi)                              no Material Adverse Effect on the business, assets, financial conditions or performance of the Servicer and its subsidiaries, including the Borrower, on a consolidated basis, has occurred;

(vii)                           the Lender, if the Lender has requested a Variable Funding Note, shall have received a duly executed Variable Funding Note, in a principal amount equal to the Maximum Facility Amount; and

(viii)                        the results of Administrative Agent’s financial, legal, Tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets to be included in the Collateral Portfolio on the date hereof and the transactions contemplated hereunder are satisfactory to Administrative Agent.

(b)                                 By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that, and (except with respect to the conditions set forth in clauses (a)(ii) or (a)(vi) above) the Administrative Agent hereby acknowledges that, each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied.

SECTION 3.02              Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lender shall be subject to the further conditions precedent that:

(a)                                 On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)                                     the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and, with respect to the Borrowing Base Certificate only, the Collateral Agent), with respect to LIBOR Advances no later than 1:00 p.m. on the date that is three Business Days prior to the related Advance Date, with respect to One Day Advances no later than 1:00 p.m. on the date that is one Business Day prior to the related Advance Date and with respect to Base Rate Advances no later than 1:00 p.m. on the date that is one Business Day prior to the related Advance Date: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule and (D) in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, a Loan Assignment in the form of Exhibit A to the Purchase and Sale Agreement (including Schedule I thereto) and containing such additional information as may be reasonably requested by the Administrative Agent;

(ii)                                  in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, (A) the Transferor and Borrower (1) shall have caused the Borrower to become the lender of record under the Eligible Loan Assets to be purchased by executing any assignment or novation instruments contemplated by each such relevant Loan Agreement and performing any other actions which the Obligor or administrative agent in respect of each such Eligible Loan Asset may require and (2) shall have delivered to the Administrative Agent and the Collateral Agent all documents (or copies thereof) evidencing each such assignment or novation no later than 1:00 p.m. one Business Day prior to the related Advance Date and (B) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 1:00 p.m. one Business Day prior to the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days of any related Advance Date as to any Loan Assets;

(iii)                               the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and, in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv)                              on and as of such Advance Date, after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance (except with respect to an Advance made as contemplated by Section 2.02(f)), there shall exist no Borrowing Base Deficiency; provided that in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this Section 3.02(a)(iv) shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(v)                                 except with respect to an Advance made as contemplated by Section 2.02(f), no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance; provided that, in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this Section 3.02(a)(v) shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(vi)                              no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vii)                           since the Closing Date, no material adverse change has occurred in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;

(viii)                        no Liens exist in respect of Taxes which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Borrower on such Advance Date pursuant to the terms of the Purchase and Sale Agreement; and

(ix)                              all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset to be transferred to the Borrower on such Advance Date (and the Portfolio Assets related thereto), including without limitation the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including without limitation

UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed, and with respect to each Eligible Loan Asset so assigned pursuant to the Purchase and Sale Agreement, the Transferor shall not have been subject to any Change of Control since the Closing Date, other than a Change of Control previously approved by the Administrative Agent in writing.

(b)                                 The Administrative Agent shall have approved as of the applicable Cut-Off Date in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio.

(c)                                  No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by the Lender or the proposed transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement.

(d)                                 The Advance Date with respect to such Advance shall occur prior to the end of Reinvestment Period, except with respect to an Advance made pursuant by Section 2.02(f), and in no event shall occur after the Facility Maturity Date.

(e)                                  The Borrower shall have paid all fees then required to be paid, in accordance with the provisions of the Transaction Documents, including all fees required hereunder and under the SMBC Lender Fee Letter and the U.S. Bank Fee Letter and shall have, in accordance with the provisions of the Transaction Documents, reimbursed the Lender, the Administrative Agent, the Collateral Custodian, the Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including (i) the reasonable attorney fees and (ii) any other invoiced legal and document preparation costs incurred by the Administrative Agent, the Lender and the Collateral Agent.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lender, which right may be exercised at any time on the demand of the Administrative Agent or the Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lender an amount equal to the Advances (plus Breakage Fees) made during any such time that any of the foregoing conditions precedent were not satisfied.

SECTION 3.03              Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to the Lender’s obligation to make such an Advance unless such waiver is in writing and executed by the Lender.

SECTION 3.04              Conditions to Transfers of Loan Assets. Each transfer of an additional Eligible Loan Asset to the Borrower pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(a) or (e), an additional Eligible Loan Asset pursuant to

Section 2.21 or any other transfer of a Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a)                                 the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and, with respect to the Borrowing Base Certificate only, the Collateral Agent) no later than 5:00 p.m. on the date that is one Business Day prior to the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) a Loan Asset Schedule and (C) a Loan Assignment in the form of Exhibit A to the Purchase and Sale Agreement (including Schedule I thereto) and containing such additional information as may be reasonably requested by the Administrative Agent;

(b)                                 the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one Business Day prior to the related Cut-Off Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days of any related Cut-Off Date as to any Loan Assets;

(c)                                  no Liens exist in respect of Taxes which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement on such Cut-Off Date;

(d)                                 all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset to be transferred to the Borrower on such Cut-Off Date (and the Portfolio Assets related thereto), including without limitation the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e)                                  the Administrative Agent shall have approved in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(f)                                   no Event of Default has occurred, or would result from such transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement, and no Unmatured Event of Default exists, or would result from such transfer (other than, with respect to any transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Sections 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g)                                  the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the transfer of each Eligible Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01              Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)                                 Organization, Good Standing and Due Qualification.  The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(q)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification.  Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(b)                                 Power and Authority; Due Authorization; Execution and Delivery.  The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c)                                  Binding Obligation.  This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 All Consents Required.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(e)                                  No Violation.  The execution, delivery and performance of this Agreement, the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio (other than Permitted Liens) pursuant to the terms of any such contractual obligation, other than this Agreement and the other Transaction Documents to which the Borrower is a party, (ii) violate any Applicable Law or the certificate of formation or limited liability company agreement of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)                                   No Proceedings.  There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                  Selection Procedures; Origination of Loan Assets.  In selecting the Loan Assets to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lender.

(h)                                 Bulk Sales.  The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)                                     No Alienation of Collateral Portfolio.  Except as otherwise expressly permitted by the terms of this Agreement and other than the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person.

(j)                                    Indebtedness.  The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k)                                 Sole Purpose.  The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l)                                     No Injunctions.  No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m)                             Taxes.  The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all Tax returns (including, without limitation, all foreign, federal, state, local and other Tax returns) required to be filed by it, is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books in accordance with GAAP. No Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n)                                 Location.  The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records (including without limitation the Records) regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 11.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o)                                 Tradenames.  Except as permitted hereunder, the Borrower’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time to by the Administrative Agent upon receipt of a notice delivered to the Administrative Agent pursuant to Section 5.02(q)); the Borrower’s only jurisdiction of formation is Delaware, and, except as permitted hereunder, the Borrower has not changed its jurisdiction of formation.

(p)                                 Solvency.  The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions contemplated by this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(q)                                 No Subsidiaries.  The Borrower has no Subsidiaries other than in connection with retaining equity pursuant to Section 6.05.

(r)                                    Value Given.  The Borrower has given fair consideration and reasonably equivalent value to the Transferor in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s)                                   Reports Accurate.  All Servicer’s Certificates, Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lender or the Collateral Custodian in connection with this Agreement, including, without limitation, the JPM Credit Documents (other than any exhibits and schedules thereto which are not required to be publicly filed), are, as of their date, true, complete and correct in all material respects; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be true, complete and correct in all material respects to the knowledge of the Borrower or the Servicer (as the case may be); provided further that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(t)                                    Exchange Act Compliance; Regulations T, U and X.  None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(u)                                 No Adverse Agreements.  There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.13.

(v)                                 Event of Default/Unmatured Event of Default.  No event has occurred which constitutes an Event of Default, and no event has occurred and is continuing which constitutes an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w)                               Servicing Standard.  Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer or the Transferor.

(x)                                 ERISA.  The present value of all vested benefits under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower, or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for such Pension Plan) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year.  No prohibited transactions (within the meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, withdrawal from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Borrower or any ERISA Affiliate of the Borrower was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or Reportable Events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material Tax penalty or other liability.  No notice of intent to terminate a Pension Plan has been filed under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041 of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan under Section 4042 of ERISA and no event has occurred or condition exists that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(y)                                 Allocation of Charges.  There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(z)                                  Broker-Dealer.  The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa)                          Collection Account. The Collection Account is the only account to which Obligors have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio.  The Borrower has not granted any Person other than the Collateral Agent, for the benefit of the Secured Parties, an interest in the Collection Account.

(bb)                          Purchase and Sale Agreement.  The Purchase and Sale Agreement and the Loan Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Loan Agreement) contemplated therein are the only agreements or arrangements pursuant to which the Borrower acquires the Collateral Portfolio.

(cc)                            Investment Company Act.  The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(dd)                          Compliance with Law.  The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(ee)                            Collections.  The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties, until deposited into the Collection Account within two Business Days after receipt as required herein.

(ff)                              Set-Off, etc.  No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Collateral Portfolio, including any Loan Assets therein, is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) and in accordance with the Servicing Standard.

(gg)                            Full Payment.  As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(hh)                          Environmental.  With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment.  As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)                                  USA PATRIOT Act.  Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, Person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(jj)                                Confirmation from Transferor.  The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(kk)                          Accuracy of Representations and Warranties.  Each representation or warranty by the Borrower contained herein, or in any certificate or other document furnished by the Borrower in writing pursuant hereto or in connection herewith, is as of its date true and correct in all material respects.

(ll)                                  Reaffirmation of Representations and Warranties.  On each day that any Advance is made hereunder, the Borrower shall be deemed to have certified that all representations and warranties described in Section 4.01 and Section 4.02 are correct on and as of such day as though made on and as of such day, except for any such representations or warranties which are made as of a specific date.

(mm)                  Security Interest.

(i)                                     This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)                                  the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles” (including “payment intangibles”), “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(mm);

(iii)                               with respect to Collateral Portfolio that constitute “security entitlements”:

(A)                               all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

(B)                               the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

(C)                               the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties.  The securities intermediary of any Controlled Account, which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control (as defined in the Control Agreement) under the Control Agreement (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv)                              all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v)                                 with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account;

(vi)                              the Borrower owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person;

(vii)                           the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii)                        the Borrower has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral Portfolio and that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement; provided that filings in respect of real property shall not be required;

(ix)                              except as otherwise expressly permitted by the terms of this Agreement and other than the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio.  The Borrower has not authorized the filing of and is not aware of any UCC financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any UCC financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement, or (B) relating to the closing of a Permitted Securitization contemplated by Section 2.07(c) or (C) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x)                                 all original executed copies of each underlying promissory note or copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)                              other than in the case of Noteless Loan Assets, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgment of the Collateral Custodian set forth in Section 12.11 may serve as such acknowledgment;

(xii)                           none of the underlying promissory notes, or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii)                        with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv)                       with respect to any Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(nn)                          Designated Subsidiary.  The Borrower has been duly and properly designated as a Designated Subsidiary by the Servicer (under and as defined in the JPM Credit Documents).

SECTION 4.02              Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio.  The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date, as of any date which Loan Assets are transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)                                 Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian and the filing of the UCC financing statements, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement subject only to Permitted Liens.  Neither the Borrower nor any Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts and, nothing in this Agreement constitutes the grant of a security interest in such property, except for the interest referenced in this Section 4.02(a) and for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b)                                 Eligibility of Collateral Portfolio. As of the Closing Date, each Cut-Off Date and each Advance Date, (i) the Loan Asset Schedule and the information contained in each Notice of Borrowing is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of the Borrowing Base or any Borrowing Base Deficiency is an Eligible Loan Asset and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under the Purchase and Sale Agreement shall not constitute an Event of Default if the Borrower complies with Section 2.07(e) hereunder and the Transferor complies with Section 6.1 of the Purchase and Sale Agreement.

(c)                                  No Fraud. Each Loan Asset was originated or acquired without any fraud or material misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.

SECTION 4.03              Representations and Warranties of the Servicer.  The Servicer hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)                                 Organization and Good Standing.  The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland (except as such jurisdiction is changed as permitted hereunder), with all requisite corporate power and authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Servicer of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(b)                                 Due Qualification.  The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery.  The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.  This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)                                 Binding Obligation.  This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)                                  No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s articles of incorporation or by-laws or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement and the other Transaction Documents to which it is a party, or (iii) violate any Applicable Law.

(f)                                   No Proceedings.  There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                  All Consents Required.  All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

(h)                                 Reports Accurate.  All Borrowing Base Certificates, information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lender or the Collateral Custodian in connection with this Agreement, including, without limitation, the JPM Credit Documents (other than any exhibits and schedules thereto which are not required to be publicly filed), are, as of their date, true, complete and correct in all material respects; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be true, complete and correct in all material respects to the knowledge of the Servicer; provided further that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(i)                                     Servicing Standard.  The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(j)                                    Collections.  The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement are held and shall be held in trust, for the benefit of the Secured Parties, until deposited into the Collection Account within two Business Days from receipt as required herein.

(k)                                 Bulk Sales.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Servicer.

(l)                                     Solvency.  The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event.  The transactions contemplated by this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(m)                             Taxes.  The Servicer has filed or caused to be filed all Tax returns that are required to be filed by it (subject to any extension to file properly obtained by the same).  The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(n)                                 Exchange Act Compliance; Regulations T, U and X.  None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(o)                                 Security Interest.  The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement.  Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first priority perfected security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by any filing of a UCC financing statement (except for any Permitted Liens).  All UCC filings as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by such filing have been (or prior to the applicable Advance will be) made.

(p)                                 ERISA.  The present value of all vested benefits under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (each, a “Servicer Pension Plan”) does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for such Servicer Pension Plan) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year.  No prohibited transactions (within the meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Servicer Pension Plan, withdrawal from a Servicer Pension Plan subject to Section 4063 of ERISA during a plan year in which the Servicer or any ERISA Affiliate of the Servicer was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or Reportable Events have occurred with respect to any Servicer Pension Plan that, in the aggregate, could subject the Servicer to any material Tax penalty or other liability.  No notice of intent to terminate a Servicer Pension Plan has been filed under Section 4041 of ERISA, nor has any Servicer Pension Plan been terminated under Section 4041 of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan under Section 4042 of ERISA and no event has occurred or condition exists that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan.

(q)                                 USA PATRIOT Act.  Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, Person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(r)                                    Environmental.  With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer:  (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.

(s)                                   No Injunctions.  No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(t)                                    Allocation of Charges.  There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(u)                                 Servicer Termination Event.  No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

(v)                                 Broker-Dealer.  The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w)                               Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no Loan Asset in the Collateral Portfolio contravenes in any respect any Applicable Law.

(x)                                 Designated Subsidiary.  The Servicer has duly and properly designated the Borrower as a Designated Subsidiary (under and as defined in the JPM Credit Documents).

SECTION 4.04              Representations and Warranties of the Collateral Agent.  The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a)                                 Organization; Power and Authority.  It is a duly organized and validly existing Japanese banking corporation.  It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b)                                 Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)                                  No Conflict.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)                                 No Violation.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e)                                  All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)                                   Validity, Etc.  The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

SECTION 4.05              Representations and Warranties of the Lender.  The Lender hereby as of the Closing Date represents and warrants that it is (a) either a “qualified institutional buyer” under Rule 144A of the Securities Act or an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act.  Such representation shall be without prejudice to the characterization of the obligations of the Borrower hereunder in respect of the Advances as commercial loans and not as securities.

SECTION 4.06              Representations and Warranties of the Collateral Custodian.  The Collateral Custodian, in its individual capacity and as Collateral Custodian, represents and warrants as follows:

(a)                                 Organization; Power and Authority.  It is a duly organized and validly existing national banking association in good standing under the laws of the United States.  It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)                                 Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c)                                  No Conflict.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)                                 No Violation.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(e)                                  All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)                                   Validity, Etc.  The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V.

GENERAL COVENANTS

SECTION 5.01              Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)                                 Organizational Procedures and Scope of Business.  The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the

Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)                                 Special Purpose Entity Requirements.  The Borrower will at all times:  (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (iv) have a board of directors separate from that of the Transferor and any other Person; (v) file its own Tax returns, if any, as may be required under Applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for Tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (vi) except as contemplated by Section 2.20(a), not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (viii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of Ares in consolidated financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with its Affiliates and the Transferor; (xi) pay the salaries of its own employees, if any; (xii) not hold out its credit or assets as being available to satisfy the obligations of others; (xiii) maintain separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Borrower) and allocate fairly and reasonably any overhead for shared office space; (xiv) use separate stationery, invoices and checks (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (xv) not pledge its assets as security for the obligations of any other Person; (xvi) correct any known misunderstanding regarding its separate identity; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xviii) cause its board of directors to meet at least annually or act pursuant to written consents and keep minutes of such meetings and actions and observe in all material respects all other Delaware limited liability company formalities; (xix) not acquire the obligations or any securities of its Affiliates; and (xx) cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c)                                  Preservation of Company Existence.  The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.

(d)                                 Compliance with Legal Opinions.  The Borrower shall take all actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e)                                  Deposit of Collections.  The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f)                                   Disclosure of Purchase Price.  The Borrower shall disclose to the Administrative Agent the purchase price for each Loan Asset proposed to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement.

(g)                                  Obligor Defaults and Bankruptcy Events.  The Borrower shall give, or shall cause Servicer to give, notice to the Administrative Agent within two Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

(h)                                 Required Loan Documents.  The Borrower shall deliver to the Collateral Custodian a hard copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within five Business Days of the Cut-Off Date pertaining to such Loan Asset.

(i)                                     Taxes.  The Borrower will file or cause to be filed its Tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).

(j)                                    Notice of Event of Default.  The Borrower will provide the Administrative Agent (with a copy to the Collateral Agent), within two Business Days, written notice of the occurrence of each Event of Default of which the Borrower has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default, the Borrower will provide to the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k)                                 Notice of Material Events.  The Borrower shall promptly, upon becoming aware thereof, notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(l)                                     Notice of Income Tax Liability.  The Borrower shall furnish to the Administrative Agent telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of Ares or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which Ares is a member in an amount equal to or greater than $75,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $1,000,000 in the aggregate.  Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m)                             Notice of Auditors’ Management Letters.  The Borrower shall promptly notify the Administrative Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(n)                                 Notice of Breaches of Representations and Warranties under this Agreement.  The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.  In particular, but without limiting the foregoing, the Borrower shall notify the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(o)                                 Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement.  The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(p)                                 Notice of Proceedings.  The Borrower shall notify the Administrative Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on  the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their Affiliates. For purposes of this Section 5.01(p), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower that could reasonably be expected to result in liability to such Person or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) that could reasonably be expected to result in liability to such Person in excess of $75,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(q)                                 Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent after receiving notice of the occurrence of any Reportable Event with respect to any Pension Plan of the Borrower (or any ERISA Affiliate thereof), and provide the Administrative Agent with a copy of such notice.

(r)                                    Accounting Changes.  As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.

(s)                                   Additional Documents.  The Borrower shall provide the Administrative Agent with copies of such documents as the Administrative Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement.

(t)                                    Protection of Security Interest.  With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Sale Agreement, (ii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including without limitation (a) with respect to the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Servicer, on behalf of the Borrower), effective UCC financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio which may be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or its agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, and (v) take all additional action that the Administrative Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the Collateral Agent, on behalf of the Secured Parties, in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(u)                                 Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.

(v)                                 Other Documents.  At any time from time to time upon prior written request of the Administrative Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(w)                               Compliance with Law.  The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets (including without limitation Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(x)                                 Proper Records.  The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP.

(y)                                 Satisfaction of Obligations.  The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(z)                                  Performance of Covenants.  The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any Lien or charge upon the Collateral Portfolio, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(aa)                          Tax Treatment.  The Borrower, the Transferor and the Lender shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all Tax forms in a manner consistent therewith.

(bb)                          Maintenance of Records.  The Borrower will maintain records with respect to the Collateral Portfolio, including without limitation the Records, and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Administrative Agent, upon the reasonable request by the Administrative Agent, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(cc)                            Obligor Notification Forms.  The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence or declaration of the Facility Maturity Date, Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(dd)                          Officer’s Certificate.  (i) Within ten Business Days (or such later time as agreed to by the Administrative Agent) of any request by the Administrative Agent (provided that the Administrative Agent shall be allowed no more than two such requests in any calendar year) or (ii) upon the occurrence of, and within ten Business Days (or such later time as agreed to by the Administrative Agent) of any request by the Administrative Agent, (x) any extension of the Reinvestment Period, (y) any material amendment of any Transaction Document or (z) any filing of any UCC financing statement or continuation statement with respect to the Borrower or the Collateral Portfolio (other than in connection with the execution of this Agreement as of the Closing Date) the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Administrative Agent, providing (I) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (II) a certification, based upon a review and summary of Tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any Tax or judgment lien.

(ee)                            Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the UCC financing statement referred to in Schedule I hereto or any other UCC financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)                                     authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement; and

(ii)                                  deliver or cause to be delivered to the Collateral Agent and the Administrative Agent an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(ff)                              Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

SECTION 5.02              Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)                                 Special Purpose Entity Requirements.  Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries or (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b)                                 Requirements for Material Actions.  The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.

(c)                                  Protection of Title.  The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.

(d)                                 Transfer Limitations.  The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any Person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any Person other than the Administrative Agent and the Lender, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e)                                  Liens.  The Borrower shall not create, incur or permit to exist any Lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)                                   Organizational Documents.  The Borrower shall not amend, modify, waive or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent.

(g)                                  Merger, Acquisitions, Sales, etc.  The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h)                                 Use of Proceeds.  The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower from the Transferor on a “true sale” basis, of Collateral Portfolio pursuant to the terms of the Purchase and Sale Agreement or (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(m)).

(i)                                     Limited Assets.  The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the Collateral Agent hereunder following (i) a substitution effected in accordance with Section 2.07(a) (so long as a Substitute Eligible Loan Asset has been transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement in connection therewith), (ii) an Optional Sale in connection with a Permitted Refinancing effected in accordance with Section 2.07(c), (iii) a Lien Release Dividend effected in accordance with Section 2.07(d); (iv) a repurchase or substitution of a Warranty Loan Asset effected in accordance with Section 2.07(e) or (v) a transaction in accordance with Section 2.07(g).

(j)                                    Tax Treatment.  The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(k)                                 Extension or Amendment of Collateral Portfolio.  The Borrower will not, except as otherwise permitted in Section 6.04(a) and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(l)                                     Purchase and Sale Agreement.  The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(m)                             Restricted Junior Payments.  The Borrower shall not make any Restricted Junior Payment~~, except that,~~; provided that the foregoing shall not restrict the Borrower’s ability to (i) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, ~~the Borrower may~~ declare and make distributions to its member on its membership interests, (ii) make distributions of amounts received by the Borrower on a Payment Date permitted pursuant to Section 2.04 or (iii) during the Reinvestment Period, make distributions of Principal Collections on a date other than a Payment Date, provided that the Principal Distribution Conditions are satisfied on such date.

(n)                                 ERISA.  The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Borrower to engage, in any prohibited transaction (within the meaning of Sections 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(o)                                 Instructions to Agents and Obligors.  The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors (or any agents with respect to the Loan Agreements) regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(p)                                 Taxable Mortgage Pool Matters.  The sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) shall not at any time exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(q)                                 Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 5.02(q) after compliance with all terms and conditions of this Section 5.02(q) related thereto) unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such UCC financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith.  The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. Subject to Section 2.16, the Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Asset Files from the location thereof on the initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(r)                                    Allocation of Charges.  There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(s)                                   Deposits to Collection Account.  The Borrower will not deposit or otherwise credit, or cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than any proceeds realized from Permitted Investments and any Available Collections in respect of the Collateral Portfolio.  The Borrower shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(t)                                    Unfunded Exposure Amount. The Borrower will not permit the Unfunded Exposure Amount to exceed 20% of the Maximum Facility Amount (without taking into account the proviso set forth in the definition thereof).

SECTION 5.03              Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)                                 Compliance with Law.  The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof pursuant to the terms hereof.

(b)                                 Preservation of Company Existence.  The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)                                  Obligations and Compliance with Collateral Portfolio.  The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio.  It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as seller, under Section 2.1(e) of the Purchase and Sale Agreement.

(d)                                 Keeping of Records and Books of Account.

(i)                                     The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio, including without limitation the Records.

(ii)                                  The Servicer shall permit the Administrative Agent and its agents or representatives to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters.

(iii)                               The Servicer will on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Collateral Portfolio, including, without limitation, the Records, with a legend, acceptable to the Administrative Agent describing the sale of the Collateral Portfolio from the Transferor to the Borrower.

(e)                                  Preservation of Security Interest.  The Servicer (at its own expense, on behalf of the Borrower) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.

(f)                                   Servicing Standard.  The Servicer will comply in all material respects with the Servicing Standard in regard to the Collateral Portfolio.

(g)                                  Notice of Event of Default.  The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent), within two Business Days, written notice of the occurrence of each Event of Default of which the Servicer has knowledge or has received notice, other than notice received from the Administrative Agent.  In addition, no later than two Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default, the Servicer will provide to the Collateral Agent and the Administrative Agent a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(h)                                 Taxes.  The Servicer will file its Tax returns and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(m)).

(i)                                     Other.  The Servicer will promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports respecting the Collateral Portfolio, including without limitation the Records, or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(j)                                    Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents.  The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or obtains actual knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their Affiliates) or the Transaction Documents. Solely for purposes of this Section 5.03(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower that could reasonably be expected to result in liability to the Borrower or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) that could reasonably be expected to result in liability to such Person in excess of $75,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(k)                                 Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(l)                                     Loan Asset Register.

(i)                                     The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w) the amount of any principal or Interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset.

(ii)                                  At any time a Noteless Loan Asset is included as part of the Collateral Portfolio pursuant to this Agreement, the Servicer shall deliver to the Administrative Agent, the Collateral Agent and the Collateral Custodian a copy of the related Loan Asset Register, together with a certificate of a Responsible Officer of the Servicer (in the form of Exhibit P) certifying to the accuracy of such Loan Asset Register as of the applicable Cut-Off Date.

(m)                             Special Purpose Entity Requirements.  The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a) and (b); provided that for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii) (it being understood that this proviso shall in no way affect the obligation of the Servicer to manage the activities and liability of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections).

(n)                                 Accounting Changes.  As soon as possible and in any event within three Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent notice of any material change in the accounting policies of the Servicer.

(o)                                 Proceedings Related to the Collateral Portfolio.  The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. Solely, for purposes of this Section 5.03(o), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio that could reasonably be expected to reduce the value of the Collateral Portfolio in excess of $5,000,000 (after any expected insurance proceeds) or more shall be deemed to be expected to have such a Material Adverse Effect.

(p)                                 Compliance with Legal Opinions. The Servicer shall take all actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(q)                                 Instructions to Administrative Agents and Obligors. The Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Borrower and the Servicer shall take commercially reasonable steps to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(r)                                    Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(s)                                   Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement.  The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(t)                                    Audits. At the discretion of the Administrative Agent, the Servicer shall periodically allow the Administrative Agent (during normal office hours and upon reasonable advance notice) to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in conjunction with such a review.  Such review shall be reasonable in scope and shall be completed in a reasonable period of time; provided that, at the Servicer’s expense, (i) prior to the occurrence of an Event of Default, the Administrative Agent shall be entitled to one (1) such audit during each calendar year and, (ii) after the occurrence of an Event of Default, the Administrative Agent shall be entitled to such number of audits per annum and at such times as it shall require in its reasonable discretion.

(u)                                 Notice of Breaches of Representations and Warranties under this Agreement.  The Servicer shall promptly, upon receipt of notice or discovery thereof, notify the Administrative Agent if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.  In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(v)                                 Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(w)                               Disregarded Entity. So long as the Servicer is Ares or any of its Affiliates, the Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(x)                                 Notice of Amendments to JPM Credit Documents. The Servicer shall give prior written notice to the Administrative Agent of all amendments to the JPM Credit Documents that could reasonably be expected to have a material adverse effect on the ability of the Borrower, the Transferor or the Servicer to perform their respective obligations under the Transaction Documents.  In addition, the Servicer shall promptly provide to the Administrative Agent true, correct and complete copies of all amendments to the JPM Credit Documents that are not otherwise publicly filed (other than any exhibits and schedules thereto which are not required to be publicly filed).

(y)                                 Notice of Material Adverse Effects.  The Servicer shall promptly, upon becoming aware thereof, notify the Administrative Agent of any event or other circumstance that could reasonably be expected to have a material adverse effect on the ability of the Borrower, the Transferor or the Servicer to perform their respective obligations under the Transaction Documents.

SECTION 5.04              Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)                                 Mergers, Acquisition, Sales, etc.  The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)                                     the Servicer has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii)                                  the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(iii)                               after giving effect thereto, no Event of Default or Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Termination Event shall have occurred.

(b)                                 Change of Name or Location of Loan Asset Files.  The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral Portfolio, including without limitation the Records, from the address set forth in Section 11.02, or change the jurisdiction of its formation, or (y) subject to Section 2.16, move, or consent to the Collateral Custodian moving, the Required Loan Documents and the Loan Asset Files from the location thereof on the initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(c)                                  Change in Payment Instructions to Obligors.  The Servicer will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(d)                                 Extension or Amendment of Loan Assets.  The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(e)                                  Taxable Mortgage Pool Matters.  The Servicer will manage the Collateral Portfolio and advise the Borrower with respect to purchases from the Transferor so as to not at any time allow the sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(f)                                   Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(g)                                  Amendment to JPM Credit Documents.  The Servicer will not amend, waive, modify or terminate any term, provision or condition in the JPM Credit Documents (or in any document executed in connection therewith) that could have an adverse effect on (i) the designation of the Borrower as a Designated Subsidiary (under and as defined in the JPM Credit Documents), (ii) the exclusion of the Collateral Portfolio from the definition of Portfolio Interests (under and as defined in the JPM Credit Documents) or (iii) the right, title or interest of the Borrower or the Collateral Agent in the Collateral Portfolio.  Prior to the Collection Date, the Servicer will not revoke the Borrower’s designation as a Designated Subsidiary (under and as defined in the JPM Credit Documents).

SECTION 5.05              Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a)                                 Compliance with Law.  The Collateral Agent will comply in all material respects with all Applicable Law.

(b)                                 Preservation of Existence.  The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06              Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

SECTION 5.07              Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)                                 Compliance with Law.  The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)                                 Preservation of Existence.  The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)                                  Location of Required Loan Documents.  Subject to Article XII, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at the address set forth in Section 11.02 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

SECTION 5.08              Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)                                 Required Loan Documents.  The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

(b)                                 No Changes in Collateral Custodian Fees.  The Collateral Custodian and the Bank will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01              Appointment and Designation of the Servicer.

(a)                                 Initial Servicer.  The Borrower, the Lender and the Administrative Agent hereby appoint Ares, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Administrative Agent gives Ares a Servicer Termination Notice in accordance with the terms of this Agreement, Ares hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)                                 Servicer Termination Notice.  The Borrower, the Servicer, the Lender and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Termination Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fees therefor until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a Replacement

Servicer, and the Replacement Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the Replacement Servicer in assuming such obligations.

(c)                                  Appointment of Replacement Servicer.  At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may, at its discretion, (i) appoint SMBC (or an Affiliate thereof) as Servicer under this Agreement and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in SMBC (or an Affiliate thereof) or (ii) appoint a new Servicer which shall be an Eligible Replacement (as defined below) (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. In the event that SMBC (or an Affiliate thereof) or a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio (each, an “Eligible Replacement”), as the Replacement Servicer hereunder.

(d)                                 Liabilities and Obligations of Replacement Servicer. Upon its appointment, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable; provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that SMBC (or an Affiliate thereof) or Replacement Servicer, as applicable, becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer.  The indemnification obligations of SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances.  In addition, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e)                                  Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.  The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f)                                   Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event.

(g)                                  Servicing Programs.  In the event that the Servicer uses any software program in servicing the Collateral Portfolio that it licenses from a third party, the Servicer shall use its best efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Administrative Agent or the Servicer to use such program and to allow the Servicer to assign such licenses to SMBC (or an Affiliate thereof) or to any other Replacement Servicer appointed as provided in this Agreement.

(h)                                 Waiver.  The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, the Lender or any of their respective Affiliates, the Collateral Agent and the Servicer relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

SECTION 6.02              Duties of the Servicer.

(a)                                 Duties.  The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard.  Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)                                     supervising the Collateral Portfolio, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral Portfolio and otherwise managing the Collateral Portfolio on behalf of the Borrower;

(ii)                                  maintaining all necessary servicing records with respect to the Collateral Portfolio, including without limitation the Records, and providing such records to the Administrative Agent (with a copy to the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii)                               maintaining and implementing administrative and operating procedures (including without limitation an ability to recreate servicing records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio, including without limitation the Records;

(iv)                              promptly delivering to the Administrative Agent, the Collateral Agent and the Collateral Custodian from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, the Collateral Agent or the Collateral Custodian may from time to time reasonably request, including without limitation the Records;

(v)                                 identifying each Loan Asset clearly and unambiguously in its servicing records, including without limitation the Records, to reflect that such Loan Asset is owned by the Borrower and that the Borrower has granted a perfected security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(vi)                              notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(vii)                           using its best efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;

(viii)                        maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio; provided that, so long as the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet;

(ix)                              directing the Bank to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(x)                                 directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07;

(xi)                              providing administrative assistance and advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xii)                           instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Bank;

(xiii)                        delivering the Loan Asset Files and the Loan Asset Schedule to the Collateral Custodian; and

(xiv)                       complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor (so long as the Transferor is also the Servicer) or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Loan Agreements has the right to do so. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that the performance by the Servicer of its duties hereunder shall be limited insofar as such performance would conflict with or result in a breach of any of the express terms of the related Loan Agreements; provided that the Servicer shall (a) provide prompt written notice to the Administrative Agent upon becoming aware of such conflict or breach, (b) have determined that there is no other commercially reasonable performance that it could render consistent with the express terms of the Loan Agreements which would result in all or a portion of the servicing duties being performed in accordance with this Agreement, and (c) undertake all commercially reasonable efforts to mitigate the effects of such non-performance including performing as much of the servicing duties as possible and performing such other commercially reasonable and/or similar duties consistent with the terms of the Loan Agreements.

(b)                                 Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, the Lender and the Secured Parties of their rights hereunder shall not release the Servicer, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio.  The Secured Parties, the Administrative Agent, the Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c)                                  Any payment by an Obligor in respect of any Indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

SECTION 6.03              Authorization of the Servicer.

(a)                                 Each of the Borrower, the Administrative Agent and the Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Portfolio by the Transferor to the Borrower under the Purchase and Sale Agreement, to collect all amounts due under any and all Collateral Portfolio, including without limitation endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the

Transferor could have done if it had continued to own such Collateral Portfolio.  The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio.  In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or the Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)                                 After the occurrence or declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time after the occurrence or declaration of the Facility Maturity Date, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

SECTION 6.04              Collection of Payments; Accounts.

(a)                                 Collection Efforts, Modification of Collateral Portfolio.  The Servicer will use its commercially reasonable efforts and judgment to collect or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard.  The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral Portfolio in any manner contrary to the Servicing Standard; provided that, on and after the occurrence of an Event of Default, the prior written consent of the Administrative Agent shall be required for any waiver, modification or variance that would impair the collectability of the Collateral Portfolio.  In addition, neither the Borrower nor the Servicer shall, without the prior written consent of the Administrative Agent, agree to waive, modify or otherwise vary any provision of a Loan Agreement related to a Loan Asset in the Collateral Portfolio if such waiver, modification or variation would increase the Borrower’s commitment or outstanding loans thereunder or extend the maturity of any outstanding or committed loans of the Borrower thereunder beyond the Stated Maturity Date.

(b)                                 Acceleration.  If consistent with the Servicing Standard, the Servicer shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes a Defaulted Loan Asset.

(c)                                  Taxes and other Amounts.  The Servicer will use its best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by such Loan Agreement.

(d)                                 Payments to Collection Account.  The Servicer shall have instructed all Obligors (or any agents with respect to the Loan Agreements) to make all payments in respect of the Collateral Portfolio directly to the Collection Account on or before the applicable Cut-Off Date; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e)                                  Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement prior to the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent).  Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Bank or Indorsed in blank.

(f)                                   Loan Agreements.  Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian, the Bank or any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents).  The Collateral Custodian shall hold any Instrument delivered to it which evidences any Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement as collateral custodian for the Collateral Agent in accordance with the terms of the Control Agreement.

(g)                                  Adjustments.  If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 6.05              Realization Upon Loan Assets.  The Servicer will use reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments.  In addition, the Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold any defaulted Loan Asset, equity or other securities received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan Asset.  The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures, including without limitation reasonable efforts consistent with the Servicing Standard, (x) to enforce all obligations of the Obligors under the Loan Agreements and other legal documentation related to such Defaulted Loan Asset and (y) to foreclose upon, repossess and cause the sale of such Underlying Collateral at public or private sales other than with respect to any defaulted Loan Asset, equity or other securities that the Servicer may hold as described in the preceding sentence of this Section 6.05.  Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is at least equal to the fair market value of such Underlying Collateral.  In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless it reasonably determines that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses.  The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.

SECTION 6.06              Servicing Compensation.  As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursed its reasonable expenses as provided in Section 2.04.

SECTION 6.07              Payment of Certain Expenses by Servicer.  The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer, on behalf of the Borrower, will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with this Agreement or the maintenance of the Controlled Accounts.  The Borrower will reimburse the Servicer for any reasonable expenses incurred hereunder or on behalf of the Borrower, subject to the availability of funds pursuant to Section 2.04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04 and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the LIBOR Yield Rate.  For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6.07 or otherwise under this Agreement, notwithstanding any failure of the Servicer to be reimbursed on any Payment Date due to the insufficiency of funds. Following realization of the Collateral Portfolio and distribution of proceeds in the manner provided in Section 2.04, any claims of the Servicer against the Borrower in respect of any deferred reimbursement amount or otherwise shall be extinguished and shall not thereafter revive.

SECTION 6.08              Reports to the Administrative Agent; Account Statements; Servicing Information.

(a)                                 Notice of Borrowing or Conversion. Not later than 1:00 p.m. on the (x) first Business Day or (y) third Business Day, as applicable before (i) the Advance Date or LIBOR Conversion Date, as applicable, for a LIBOR Advance, (ii) the Base Rate Conversion Date for a Base Rate Advance and (iii) each reduction of Advances Outstanding pursuant to Section 2.18 and not later than 1:00 p.m. on the first Business Day before the Advance Date for an Advance pursuant to Section 2.02(b) that is a Base Rate Advance or a One Day Advance, the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing, a Conversion Notice or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(b)                                 Servicing Report.  (i) Within five (5) Business Days after the end of each calendar month, the Servicer will provide to the Borrower, the Administrative Agent and the Collateral Agent a monthly statement including the following information, as of the last Business Day of the preceding calendar month, (A) the current list of Obligors and the Outstanding Balance of each Loan Asset with respect to each such Obligor, (B) the current rating(s) of the Loan Assets by Moody’s or S&P, or both, if applicable, (C) a list of all Defaulted Loan Assets, (D) an accounting of collections with respect to the Loan Assets and the cash balance on deposit in the Collection Account, (E) the aggregate Outstanding Balance of all Loan Assets as of such day, (F) the Advances Outstanding as of such day and (G) the difference between the aggregate Outstanding Balance and the Advances Outstanding as of such day and (ii) on each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent and the Collateral Agent, a monthly statement including (A) a Borrowing Base Certificate calculated as of the most recent Determination Date, (B) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date that will be required to set forth (x) updated on a quarterly basis, covenant compliance for each such Loan Asset for the most recently ended relevant test period for such Loan Asset in the related Loan Agreement based on information received by the Servicer, (y) whether or not each such Loan Asset shall have become subject to a material amendment, restatement, supplement, waiver or other modification and whether such amendment, restatement, supplement, waiver or other modification is a Material Modification and (z) the Fair Market Value and/or (if applicable) the purchase price of each such Loan Asset paid by the Servicer, (C) all scheduled and unscheduled repayments with respect to any Loan Assets during the related calendar month and (D) amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement set forth in this clause (ii), a “Servicing Report”), with respect to the related calendar month signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit J.

(c)                                  Servicer’s Certificate.  Together with each Servicing Report, the Servicer shall submit to the Administrative Agent and the Collateral Agent a certificate substantially in the form of Exhibit K (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Event of Default or Unmatured Event of Default has occurred and, in the event that an Event of Default or Unmatured Event of Default has occurred, shall set forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(d)                                 Financial Statements.  The Servicer will submit to the Administrative Agent and the Collateral Agent, (i) within 45 days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (ii)), commencing March 31, 2012, consolidated unaudited financial statements of the Servicer for the most recent fiscal quarter, and (ii) within 90 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2011, consolidated audited financial statements of the Servicer, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.  The Servicer shall be deemed to have satisfied the requirements of this Section 6.08(d) if the reports, documents and information of the types otherwise so required are publicly available when required to be filed on EDGAR at the www.sec.gov website or any successor service provided by the Securities and Exchange Commission.

(e)                                  Tax Returns.  Upon demand of the Administrative Agent, the Servicer shall deliver promptly to the Administrative Agent and the Collateral Agent true, correct and complete copies of all federal, state and local Tax returns and reports filed by the Borrower, the Transferor and the Servicer, or in which the Borrower, the Transferor or Servicer was included on a consolidated or combined basis (excluding sales, use and similar Taxes).

(f)                                   Obligor Financial Statements; Valuation Reports; Other Reports.  The Servicer will deliver to the Administrative Agent and the Collateral Agent, with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the Loan Agreement, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any covenant compliance certificates with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer either monthly or quarterly, as the case may be, by such Obligor, which delivery shall be made within 10 days after Servicer’s or Borrower’s receipt thereof, (ii) a quarterly update to the “tear sheet” prepared by the Servicer with respect to such Obligor and with respect to each Loan Asset for such Obligor, which delivery shall be made within 45 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal quarters (excluding the last fiscal quarter of each such Obligor’s fiscal year) and within 90 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal year.  The Servicer will promptly deliver to the Administrative Agent, upon reasonable request and to the extent received by the Borrower and/or the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.

(g)                                  Amendments to Loan Assets.  The Servicer will deliver to the Administrative Agent and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(h)                                 Website Access to Information.  Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(i) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on an IntraLinks (or other replacement) website to which the Administrative Agent has access.

SECTION 6.09              Annual Statement as to Compliance.  The Servicer will provide to the Administrative Agent and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2012, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.

SECTION 6.10              Annual Independent Public Accountant’s Servicing Reports.  The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2012, a report covering such fiscal year to the effect that such accountants (i) have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule IV reflecting any further amendments to such Schedule IV prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, (ii) have compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and (iii) have concluded that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTION 6.11              The Servicer Not to Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law.  Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.  No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

SECTION 6.12              Required Sale Date.  Notwithstanding any restrictions or any other provisions to the contrary herein or in any other Transaction Document, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date.  For the avoidance of doubt, the Borrower’s divestment of the Required Sale Assets shall not be included in determining the Borrower’s compliance with Section 2.07 of this Agreement.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01              Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)                                 (i) the Borrower shall enter into one or more agreements for borrowed money other than this Agreement or without the consent of the Administrative Agent or (ii) the Servicer or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $75,000,000 and any such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)                                 any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents to which the

Borrower or the Transferor is a party and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(c)                                  the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(d)                                 the occurrence of a Servicer Termination Event (subject to the applicable cure periods set forth in the definition of “Servicer Termination Event”); or

(e)                                  (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $75,000,000, (in the case of the Transferor), or $1,000,000 (in the case of Borrower) (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period or (2) the Transferor or the Borrower shall have made payments of amounts in excess of $75,000,000 (in the case of the Transferor) or $1,000,000 (in the case of the Borrower), in the settlement of any litigation, claim or dispute (excluding, in each case, any amounts covered by insurance); or

(f)                                   the Borrower either shall cease to be an Affiliate of the Transferor or shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect thereto; or

(g)                                  (1)                                 any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Servicer,

(2)                                 (A) the Borrower, the Transferor or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder or (B) there shall be a contest in any manner of the effectiveness, validity, binding nature or enforceability of any Transaction Document or of any Lien or security interest thereunder by any other party (other than the Administrative Agent, the Collateral Agent or the Lender) which has a substantial likelihood of causing a Material Adverse Effect, as determined by the Administrative Agent, in its reasonable discretion;

(3)                                 any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(h)                                 the Advances Outstanding on any day exceeds the Borrowing Base and has not been remedied in accordance with Section 2.06; or

(i)                                     failure on the part of the Borrower, the Transferor or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Party or Indemnified Party) required by the terms of any Transaction Document (other than Section 2.06) on the day such payment or deposit is required to be made and the same continues unremedied for two Business Days; or

(j)                                    the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or

(k)                                 the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such Lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or

(l)                                     any Change of Control shall occur; or

(m)                             any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect, on the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; or

(n)                                 failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, if any, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Make-Whole Premium; or

(o)                                 (i) failure of the Borrower to maintain at least one Independent Director, which failure is not cured within ten Business Days, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by Puglisi & Associates or a nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent; or

(p)                                 the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio; or

(q)                                 the Transferor shall have failed to transfer to the Borrower the applicable Loan Assets and the related Portfolio Assets on or prior to an Advance Date (provided that the Lender shall have funded the related Advance) unless the related Advance is repaid in full with accrued and unpaid Yield thereon within five Business Days; or

(r)                                    either the Borrower or the Transferor makes any assignment or attempted assignment of their respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Lender and the Administrative Agent, which consent may be withheld by the Lender or the Administrative Agent in the exercise of its sole and absolute discretion;

then, by notice to the Borrower, (x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(c) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement, (ii)(x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Advances Outstanding to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Bank (at the direction of the Collateral Agent or the Administrative Agent) as described in Section 2.04(d) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(f) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including without limitation the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, the LIBOR Yield Rate, the One Day Advance LIBOR Yield Rate and Base Rate Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.

SECTION 7.02              Additional Remedies of the Administrative Agent.

(a)                                 If, (i) upon the Administrative Agent’s declaration that the Advances Outstanding hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date (other than a Facility Maturity Date occurring pursuant to clause (d) of the definition thereof prior to an Event of Default), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lender, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations.

(b)                                 The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c)                                  If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by law or contract to keep confidential to the extent such information can be provided without violation of such laws or contracts, including through entering into any confidentiality agreements in forms acceptable to the Collateral Agent or the Administrative Agent, as applicable, to the extent required to prevent violation of such laws or contracts) relating to the Collateral Portfolio subject to sale, including without limitation copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including without limitation copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder; provided that with respect to this clause (ii), neither the Borrower nor the Servicer shall be required to disclose to each such bidder any information which it is required by law or contract to keep confidential.

(d)                                 Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted pursuant to this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e)                                  Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Bank (as directed by the Collateral Agent or the Administrative Agent) in accordance with the provisions of Section 2.04(d), or as a court of competent jurisdiction may otherwise direct.

(f)                                   The Administrative Agent and the Lender shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including without limitation the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lender at law, in equity or under any other agreement between the Lender and the Borrower.

(g)                                  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)                                 Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies, as provided for in this Agreement, including without limitation the following powers:  (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request; provided that, for the avoidance of doubt, no right under any power of attorney furnished under this Section 7.02(h) may be exercised until after the occurrence of an Event of Default.

(i)                                     (1)                                 If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell the Collateral Portfolio in whole, but not in part, at a public or private sale, the Borrower may exercise its right of first refusal to repurchase the Collateral Portfolio, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Obligations as of the date of such proposed sale.  The Borrower’s right of first refusal shall terminate not later than 4:00 p.m. on the second Business Day following the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such Collateral Portfolio, such notice to attach a copy of the winning Eligible Bid received by the Collateral Agent or the Administrative Agent in respect of such Collateral Portfolio (other than any such Eligible Bid that the Collateral Agent or the Administrative Agent is required by law to keep confidential).

(2)                                 If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell less than all of the Collateral Portfolio in one or more parcels at a public or private sale, the Borrower may exercise its right of first refusal to repurchase such portion of the Collateral Portfolio prior to such sale at a purchase price of not less than the highest Eligible Bid received in respect of such portion of the Collateral Portfolio as of the date of such proposed sale, as notified by the Collateral Agent or the Administrative Agent to the Borrower; provided that the Administrative Agent may direct the Collateral Agent to cancel such sale and the Borrower shall not be permitted to acquire any such portion of the Collateral Portfolio in accordance with the foregoing to the extent SMBC (so long as SMBC is the Administrative Agent, Collateral Agent, the Lender or the Replacement Servicer), in its sole discretion, determines that such highest Eligible Bid is not satisfactory in any respect; provided further that, in any subsequent sale of such portion of the Collateral Portfolio, the Borrower may exercise its right of first refusal to repurchase such portion of the Collateral Portfolio pursuant to this Section 7.02(i).  The Borrower’s right of first refusal shall terminate not later than 4:00 p.m. on the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such portion of the Collateral Portfolio, such notice to attach a copy of the winning Eligible Bid received by the Collateral Agent or the Administrative Agent in respect of such Collateral Portfolio (other than any such Eligible Bid that the Collateral Agent or the Administrative Agent is required by law to keep confidential), if such notice is delivered by 12:00 noon on such Business Day; provided that, if such notice is delivered after 12:00 noon on the Business Day on which the Borrower receives such notice, or if the highest Eligible Bid received in respect of such portion of the Collateral Portfolio is greater than $25,000,000, the Borrower’s right of first refusal shall terminate not later than 12:00 noon on the following Business Day.

(3)                                 If the Borrower elects not to exercise its right of first refusal as provided in clauses (1) or (2) above, the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent shall sell such Collateral Portfolio or portion thereof for a purchase price equal to the highest of the Eligible Bids then received provided that SMBC (so long as SMBC is the Administrative Agent, Collateral Agent, the Lender or the Replacement Servicer) may direct the Collateral Agent to cancel such sale to the extent SMBC (so long as SMBC is the Administrative Agent, Collateral

Agent, the Lender or the Replacement Servicer), in its sole discretion, determines that such highest Eligible Bid is not satisfactory in any respect.  For the avoidance of doubt, any determination of the highest Eligible Bid shall only consider bids for the same parcels of the Collateral Portfolio.

(4)                                 It is understood that the Borrower may submit its bid for the Collateral Portfolio or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral Portfolio or any portion thereof.

(5)                                 It is understood that the Borrower’s right of first refusal shall apply to each proposed sale of the same parcel of the Collateral Portfolio.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01              Indemnities by the Borrower.

(a)                                 Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lender, the Collateral Agent, the Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lender, the Collateral Agent, the Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of any of the Collateral Portfolio, excluding, however, Indemnified Amounts to the extent resulting solely from (x) gross negligence, bad faith or willful misconduct on the part of an Indemnified Party or (y) the uncollectability of any Loan Asset due to the Obligor’s failure to pay any amounts due under the applicable Loan Agreement in accordance with its terms. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (x) or (y) above):

(i)                                     any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, or the purchase by any party or origination of any Loan Asset which violates Applicable Law;

(ii)                                  the reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (if Ares or one of its Affiliates is the Servicer) or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)                               the failure by the Borrower or the Servicer (if Ares or one of its Affiliates is the Servicer) to comply with any material term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any item of Collateral Portfolio, or the nonconformity of any item of Collateral Portfolio with any such Applicable Law;

(iv)                              the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or at any time thereafter;

(v)                                 on each Business Day prior to the Collection Date, the occurrence of a Borrowing Base Deficiency and the same continues unremedied for five Business Days;

(vi)                              the failure to file, or any delay in filing, UCC financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral Portfolio or the other Portfolio Assets related thereto, whether at the time of any Advance or at any subsequent time;

(vii)                           any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral Portfolio (including, without limitation, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral Portfolio or the furnishing or failure to furnish such merchandise or services;

(viii)                        any failure of the Borrower or the Servicer (if Ares or one of its Affiliates is the Servicer) to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by the Borrower or any Affiliate thereof to perform its respective duties in respect of any Collateral Portfolio;

(ix)                              any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Transferor to qualify to do business or file any notice or business activity report or any similar report;

(x)                                 any action taken by the Borrower or the Servicer in the enforcement or collection of the Collateral Portfolio, which results in any claim, suit or action of any kind pertaining to the Collateral Portfolio or which reduces or impairs the rights of the Administrative Agent or the Lender with respect to any Loan Asset or the value of any such Loan Asset;

(xi)                              any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Collateral or services that are the subject of any Collateral Portfolio;

(xii)                           any claim, suit or action of any kind arising out of or in connection with Environmental Laws, including without limitation any vicarious liability;

(xiii)                        the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property Taxes payable in connection with the Collateral Portfolio;

(xiv)                       any repayment by the Administrative Agent, the Lender or a Secured Party of any amount previously distributed in payment of Advances or payment of Yield or Fees or any other amount due hereunder, in each case which amount the Administrative Agent, the Lender or a Secured Party believes in good faith is required to be repaid;

(xv)                          the commingling by the Borrower or the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(xvi)                       any investigation, litigation or proceeding related to this Agreement (or the Transaction Documents), or the use of proceeds of Advances or the Collateral Portfolio, or the administration of the Loan Assets by the Borrower or the Servicer (unless such administration is carried out by SMBC or any of its Affiliates in the capacity of the Replacement Servicer or any other Replacement Servicer, if applicable);

(xvii)                    any failure by the Borrower to give reasonably equivalent value to the Transferor in consideration for the transfer by the Transferor to the Borrower of any item of Collateral Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including without limitation any provision of the Bankruptcy Code;

(xviii)                 the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents; and/or

(xix)                       any failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account within two Business Days of receipt, payments and collections with respect to the Collateral Portfolio remitted to the Borrower, the Servicer or any such agent or representative (other than such a failure on the part of SMBC or any of its Affiliates in the capacity of the Replacement Servicer or any other Replacement Servicer, if applicable).

(b)                                 Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within five Business Days following receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)                                  If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)                                 If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e)                                  The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lender, the Servicer, the Collateral Agent or the Collateral Custodian and the termination of this Agreement.

SECTION 8.02              Indemnities by Servicer.

(a)                                 Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any of the following, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party claiming indemnification hereunder:

(i)                                     the inclusion, in any computations made by it in connection with any Borrowing Base Certificate or other report prepared by it hereunder, of any Loan Assets which were not Eligible Loan Assets as of the date of any such computation;

(ii)                                  the reliance on any representation or warranty made or deemed made by the Servicer or any of its officers under or in connection with this Agreement or any other Transaction Document, any Servicing Report, any Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(iii)                               the failure by the Servicer to comply with (A) any material term, provision or covenant contained in this Agreement or any other Transaction Document, or any other agreement executed in connection with this Agreement, or (B) any Applicable Law applicable to it with respect to any Portfolio Assets;

(iv)                              any litigation, proceedings or investigation against the Servicer;

(v)                                 any action or inaction by the Servicer that causes the Collateral Agent, for the benefit of the Secured Parties, not to have a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or any time thereafter;

(vi)                              except as permitted by this Agreement, the commingling by the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(vii)                           any failure of the Servicer or any of its agents or representatives (including, without limitation, agents, representatives and employees of such Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to the Collection Account, payments and collections with respect to Loan Assets remitted to the Servicer or any such agent or representative within two Business Days of receipt;

(viii)                        the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or errors or omissions related to such duties;

(ix)                              any of the events or facts giving rise to a breach of any of the Servicer’s representations, warranties, agreements and/or covenants set forth in Article IV, Article V or Article VI or this Agreement; and/or

(x)                                 the failure or delay in assisting a Replacement Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, or failure or delay in complying with instructions from the Administrative Agent with respect thereto.

(b)                                 Any amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer to the Administrative Agent on behalf of the applicable Indemnified Party within five Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).  The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.02, shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)                                  If for any reason the indemnification provided above in this Section 8.02 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)                                 If the Servicer has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e)                                  The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.

(f)                                   The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent, the Lender or the Collateral Custodian and the termination of this Agreement.

(g)                                  Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

SECTION 8.03              Legal Proceedings.  In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(e), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnified Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

SECTION 8.04              After-Tax Basis.  Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

SECTION 9.01              The Administrative Agent.

(a)                                 Appointment. The Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of the Lender and each Secured Party.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file UCC financing statements necessary or desirable in the

Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Collateral Portfolio as a UCC financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio.  This appointment is coupled with an interest and is irrevocable.

(c)                                  Performance by Administrative Agent. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), Section 5.02(q) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent’s demand therefor.

(d)                                 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(e)                                  Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. The Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent:  (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor or the Servicer or to inspect the property (including the books and records, including without limitation the Records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

(f)                                   Actions by Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lender; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise.  In the event the Administrative Agent requests the consent of the Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then the Lender shall be deemed to have declined to consent to the relevant action.

(g)                                  Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from the Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,” as applicable.

(h)                                 Credit Decision with Respect to the Administrative Agent. The Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to the Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. The Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party.  The Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.  The Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(i)                                     Indemnification of the Administrative Agent. The Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided further that no action taken in accordance with the directions of the Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, the Lender agrees to reimburse the Administrative Agent promptly upon demand for any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lender hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(j)                                    Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to the Lender and the Borrower and may be removed at any time with cause by the Lender.  Upon any such resignation or removal, the Lender shall appoint a successor Administrative Agent; provided that (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the Lender may only appoint a successor Administrative Agent who is an Affiliate of SMBC who is not a Designated Entity and (y) after an Event of Default has occurred, the Lender may appoint any Person as a successor Administrative Agent who is not a Designated Entity (and with the consent of the Borrower, in the Borrower’s sole discretion, may appoint a Designated Entity as a successor Administrative Agent).  The Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent.  If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.

After any resignation or removal of the Administrative Agent hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(k)                                 Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender shall be paid by the Administrative Agent to the Lender and any assignee of the Lender in accordance with the Lender’s or such assignee’s respective Commitment Percentage, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Lender and such assignees of the Lender on such Business Day, but, in any event, shall pay such amounts to the Lender and such assignee of the Lender not later than the following Business Day.

ARTICLE X.

COLLATERAL AGENT

SECTION 10.01       Designation of Collateral Agent.

(a)                                 Initial Collateral Agent.  The role of Collateral Agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 10.01.  Each of the Collateral Custodian, the Bank, the Lender and the Administrative Agent hereby designate and appoint SMBC as the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement.  The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)                                 Successor Collateral Agent.  Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

SECTION 10.02       Duties of Collateral Agent.

(a)                                 Appointment.  The Lender and the Administrative Agent each hereby appoints SMBC to act as Collateral Agent, for the benefit of the Secured Parties.  The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)                                 Duties.  On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)                                     The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05); and

(ii)                                  The Collateral Agent shall promptly provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank.  In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c)                                              (i)                         The Administrative Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interest granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including without limitation the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.  Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(t).

(ii)                                  The Administrative Agent may direct the Collateral Agent to take any action incidental to its express duties hereunder.  With respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).  In the event the Collateral Agent requests the consent of the Administrative Agent to any incidental action hereunder and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)                               Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)).  The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent.  The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)                                 If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it.  If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.  The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)                                  Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Control Agreement.  For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Control Agreement in such capacity.

SECTION 10.03       Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

SECTION 10.04       Collateral Agent Compensation.

As compensation for its activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent Fee Letter, payable to the extent of funds available therefor pursuant to Section 2.04.  The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of:  (i) its removal as Collateral Agent pursuant to Section 10.05 and (ii) the termination of this Agreement.

SECTION 10.05       Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

SECTION 10.06       Limitation on Liability.

(a)                                 The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)                                 The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)                                  The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)                                 The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio.  The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)                                  The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f)                                   The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)                                  It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h)                                 Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable.  The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent.  In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under the Control Agreement or this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, unless appointed as successor Collateral Custodian hereunder, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

SECTION 10.07       Collateral Agent Resignation.

The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld.  Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian.  If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01       Amendments and Waivers.

(a)                                 Except as provided in Section 11.01(b), (i) no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent and the Lender and any assignees of the Lender having in excess of 50% of the Commitment Percentage (the “Required Lenders”), and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the written agreement of the Collateral Agent, and, solely if such amendment or modification would adversely affect the rights and obligations of the Bank or the Collateral Custodian, the written agreement of the Bank or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that any such amendment, modification, termination or waiver of, or consent to departure from, the provisions of Section 2.04 shall also require the written consent or the written concurrence of any Secured Party that is a party to this Agreement which could adversely be affected thereby.

(b)                                 Notwithstanding the provisions of Section 11.01(a), the written consent of the Lender and any assignees of the Lender having 100% of the Commitment Percentage shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding, or the Yield thereon, (ii) postponing any date for any payment of any Advance, or the Yield thereon, (iii) modifying the provisions of this Section 11.01; (iv) increasing the Maximum Facility Amount or (v) extending the Stated Maturity Date or the date set forth in clause (a) of the definition of “Reinvestment Period”; provided that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent.

SECTION 11.02       Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

If to the Borrower:

Ares Capital JB Funding LLC

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: General Counsel and Chief Financial Officer

Facsimile No.: (212) 750-1777

Confirmation No.: (212) 750-7300

and in each case:

Ares Capital JB Funding LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attention: Chief Accounting Officer

Facsimile No.:  (310) 201-4197

Confirmation No.: (310) 201-4205

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Dominic Yoong

Facsimile No.:  (213) 891-8763

If to the Servicer:

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: General Counsel and Chief Financial Officer

Facsimile No.: (212) 750-1777

Confirmation No.: (212) 750-7300

and in each case:

Ares Capital Corporation

c/o Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attention: Chief Accounting Officer

Facsimile No.: (310) 201-4197

Confirmation No.: (310) 201-4205

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Dominic Yoong

Facsimile No.:  (213) 891-8763

If to the Transferor:

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: General Counsel and Chief Financial Officer

Facsimile No.: (212) 750-1777

Confirmation No.: (212) 750-7300

and in each case:

Ares Capital Corporation

c/o Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attention: Chief Accounting Officer

Facsimile No.: (310) 201-4197

Confirmation No.: (310) 201-4205

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Dominic Yoong

Facsimile No.:  (213) 891-8763

If to the Administrative Agent:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Claire Kowalski

Facsimile No.: (212) 224-4397

If to the Lender hereunder as of the Closing Date:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Claire Kowalski

Facsimile No.: (212) 224-4397

If to any assignee of the Lender which becomes a party to this Agreement through the execution of an Assignment and Acceptance and Joinder Supplement after the Closing Date;

To the address of such assignee of the Lender as set forth in the Assignment and Acceptance and Joinder Supplement executed by such assignee of the Lender

If to the Collateral Agent:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Claire Kowalski

Facsimile No.: (212) 224-4397

If to the Bank:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, Third Floor

Boston, Massachusetts 02110

Reference: CDO Unit — Ares Capital JB Funding LLC

Attention: John Leurini

Facsimile No: (866) 489-9502

Email:  aresmgmt@usbank.com and john.leurini@usbank.com

If to the Collateral Custodian:

U.S. Bank National Association

as the Collateral Custodian

1719 Range Way

Florence, SC 29501

Attention: Steve Garrett

Facsimile No.: 843-673-0162

with a copy to:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, Third Floor

Boston, Massachusetts 02110

Reference: CDO Unit — Ares Capital JB Funding LLC

Attention: John Leurini

Facsimile No: (866) 489-9502

Email:  aresmgmt@usbank.com and john.leurini@usbank.com

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 11.03       No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04       Binding Effect; Assignability; Multiple Lenders.

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the Bank and their respective successors and permitted assigns.  The Lender and its respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and the Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate who is not a Designated Entity and (y) after an Event of Default has occurred, the Lender may assign its rights and obligations hereunder to any Person or Persons who are not a Designated Entity.  Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (an “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and record in its books and records such agreement or document as may be satisfactory to such parties.  None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent (with respect to assignments, solely as to the Borrower) of the Lender (or with respect to the permissibility of any Lien, the Required Lenders) and the Administrative Agent.

(b)                                 Whenever the term “Lender” is used herein, it shall mean SMBC and/or each of its assignees; provided that prior to the last day of the Reinvestment Period, each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount as shall be obtained by dividing such party’s commitment to fund Advances hereunder by the total commitment of all parties to fund Advances hereunder; provided further that on and after the last day of the Reinvestment Period, each such party shall have a pro rata share of the aggregate Advances Outstanding as shall be obtained by dividing the amount of

Advances Outstanding funded by such party by the total amount of Advances Outstanding (in each case, the “Commitment Percentage”). Unless otherwise specified herein, any right at any time of the Lender to enforce any remedy, or instruct the Administrative Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Administrative Agent only upon direction by the Required Lenders at such time.

(c)                                  Notwithstanding any other provision of this Section 11.04, the Lender may at any time pledge or grant a security interest in all or any portion of its rights (including without limitation rights to payment of principal and interest) under this Agreement to secure obligations of the Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release the Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for the Lender as a party hereto.

(d)                                 Each Affected Party, each Indemnified Party and each Secured Party shall be an express third party beneficiary of this Agreement.

SECTION 11.05       Term of This Agreement. This Agreement, including without limitation the Borrower’s obligation to observe its covenants and other agreements as set forth in Articles V and VI and the Servicer’s obligation to observe its covenants and other agreements as set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Articles VIII and XI and the provisions of Section 11.06, Section 11.07, Section 11.08, Section 11.09, Section 11.11, Section 11.12, and Section 11.13 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06       GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 11.07       Costs, Expenses and Taxes.

(a)                                 In addition to the rights of indemnification granted to the Collateral Agent, the Bank, the Administrative Agent, the Lender, the Collateral Custodian and its Affiliates under Section 8.01 and Section 8.02 hereof, each of the Borrower, the Servicer and the Transferor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including without limitation the reasonable fees and out-of-

pocket expenses of counsel for the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Lender, the Collateral Agent, the Bank or the Collateral Custodian in connection with such Person’s enforcement, and after the occurrence of an Event of Default, such Person’s potential enforcement, of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith.

(b)                                 The Borrower, the Servicer and the Transferor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any other Transaction Document or the funding or maintenance of Advances hereunder.

(c)                                  The Servicer and the Transferor shall pay on demand all other reasonable out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the Bank, including without limitation all costs and expenses incurred by the Administrative Agent in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records, including without limitation the Records.

(d)                                 For the avoidance of doubt, except with respect to the costs and expenses to be paid to the Collateral Agent and the Collateral Custodian, costs and expenses to be paid pursuant to this Section 11.07 shall exclude all allocable overhead costs and expenses.

SECTION 11.08       No Proceedings. Each of the Servicer and the Transferor agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.

The provisions of this Section 11.08 are a material inducement for the Administrative Agent, the Collateral Agent and the Lender to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof.  The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the Lender may seek and obtain specific performance of such provisions (including injunctive relief), including without limitation in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 11.09       Recourse Against Certain Parties.

(a)                                 No recourse under or with respect to any obligation, covenant or agreement (including without limitation the payment of any fees or any other obligations) of the Administrative Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lender or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, or any of them, for breaches by the Administrative Agent or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)                                 Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)                                  No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d)                                 The provisions of this Section 11.09 shall survive the termination of this Agreement.

SECTION 11.10       Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including the SMBC Lender Fee Letter, the U.S. Bank Fee Letter or other fee letters related to the subject matter hereof) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lender.

SECTION 11.11       Consent to Jurisdiction; Service of Process.

(a)                                 Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address set forth in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lender or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 11.12       Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a)                                 It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes (other than accounting purposes and subject to the Tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor.  However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement were deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b)                                 It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)                                  The Borrower agrees to treat for all purposes (other than accounting purposes and subject to the Tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of Ares indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet SFAS 140 requirements for accounting sale treatment are reflected in the consolidated balance sheet of Ares, as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of Ares, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of sellers (or any affiliate of the sellers) of such assets to that special purpose entity.

SECTION 11.13       Confidentiality.

(a)                                 Each of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses, and all information in connection with or related to the Loan Agreements (including but not limited to any information provided pursuant to Section 6.08), obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Bank, the Transferor and the Collateral Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.  Notwithstanding the foregoing provisions of this Section 11.13(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Servicing Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors.  It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.

(b)                                 Anything herein to the contrary notwithstanding, the Borrower, the Transferor and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lender, the Bank, the Collateral Agent or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them, provided that, (A) so long as no Event of Default has occurred, such Person would be permitted to be an assignee or participant pursuant to the terms hereof and (B) such Person agrees to hold such information confidential by entering into a confidentiality agreement in a form reasonably acceptable to Ares, or (iii) by the Administrative Agent, the Lender, the Bank, the Collateral Agent and the Collateral Custodian to any provider of a surety, guaranty or credit or liquidity enhancement to the Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information.  In addition, the Lender, the Administrative Agent, the Collateral Agent and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)                                  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Lender’s, the Administrative Agent’s, the Collateral

Agent’s, the Bank’s or the Collateral Custodian’s business or that of their Affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Lender or the Collateral Agent or an officer, director, employer, shareholder or Affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor or (e) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent, the Collateral Custodian or the Bank having a need to know the same; provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

SECTION 11.14       Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other Tax analyses) that are provided to any of them relating to such tax treatment and tax structure.  “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

SECTION 11.15       Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lender, the Collateral Agent or their respective assets.

SECTION 11.16       Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 11.17       Breaches of Representations, Warranties and Covenants.

For the avoidance of doubt, no breach or default of any representation, warranty or covenant contained in Sections 4.01, 4.02 or 4.03 or 5.01, 5.02, 5.03, 5.04 that does not constitute an Unmatured Event of Default or Event of Default shall be deemed to be a breach or default hereunder; provided that the foregoing shall not affect the definition of “Eligible Loan Asset”, the definition of “Warranty Event”, Sections 2.07(d), 2.07(f), 2.15, 2.21, 3.02(a), 3.04(g), 5.01(n), 8.01, 8.02, 11.05 and the schedules and exhibits hereto.

SECTION 11.18       Delivery of Termination Statements, Releases, etc.

Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Liens securing the Obligations hereunder, all at the expense of the Borrower.

ARTICLE XII.

COLLATERAL CUSTODIAN

SECTION 12.01       Designation of Collateral Custodian.

(a)                                 Initial Collateral Custodian.  The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01.  Until the Administrative Agent shall give to U.S. Bank a Collateral Custodian Termination Notice, U.S. Bank is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b)                                 Successor Collateral Custodian.  Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

SECTION 12.02       Duties of Collateral Custodian.

(a)                                 Appointment.  The Borrower and the Administrative Agent each hereby appoints U.S. Bank to act as Collateral Custodian, for the benefit of the Secured Parties.  The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)                                 Duties.  From the Closing Date until its removal pursuant to Section 12.05 or resignation pursuant to Section 12.07, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)                                     The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties.  Within five Business Days of its receipt of any Required Loan Documents, the related Loan Asset Schedule and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Asset Checklist) and have no mutilated pages, (B) filed stamped copies of UCC and other filings (required by the Required Loan Documents) have been included, (C) if listed on the Loan Asset Checklist, a copy of an Insurance Policy with respect to any real or personal property constituting the Underlying Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Asset Schedule (such items (A) through (D) collectively, the “Review Criteria”).  In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset.  Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (i) the original balance of the Loan Asset with respect to which it has received Required Loan Documents is less than as set forth on the Loan Asset Schedule, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one Business Day, or (ii) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria.  In addition, if requested in writing (in the form of Exhibit L) by the Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower.  Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Asset Checklist delivered to it in electronic form.

(ii)                                  In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; provided further that the Collateral Custodian’s duties shall be limited to those expressly contemplated herein and no implied obligations or responsibilities shall be read into this Agreement against or on the part of the Collateral Custodian.

(iii)                               All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the locations specified on the address of the Collateral Custodian set forth in Section 11.02, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least 30 days prior to such change.  All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the

Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to Ares and its Affiliates and subsidiaries; provided that the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent or the Borrower.

(iv)                              On the 12th calendar day of every month (or if such day is not a Business Day, the next succeeding Business Day), the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy.

(v)                                 In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar collateral that it holds as collateral custodian for others.

(c)                                              (i)                                     The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or the Administrative Agent (pursuant to a written request in the form of Exhibit L), as applicable, as requested in order for the Collateral Agent or the Administrative Agent to take any action that the Collateral Agent or the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent or the Collateral Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent or the Collateral Agent, as applicable; provided that in the event any instructions given by the Administrative Agent and the Collateral Agent conflict, the Collateral Custodian shall rely on and follow the instructions given by the Collateral Agent; provided further that the Collateral Custodian shall promptly provide notification to the Servicer, the Borrower and/or the Administrative Agent, as applicable, of such conflicting instructions; provided further that any such failure on the part of the Collateral Custodian to deliver such notice shall not render such action by the Collateral Custodian invalid.

(ii)                                  The Administrative Agent may direct the Collateral Custodian to take any action incidental to its express duties hereunder.  With respect to actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian,

(x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto).  In the event the Collateral Custodian requests the consent of the Administrative Agent or the Collateral Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent or the Collateral Agent, as applicable, within 10 Business Days of its receipt of such request, then the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to have declined to consent to the relevant action.

(iii)                               The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent.  The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default or a Notice of Exclusive Control (as defined in the Control Agreement), unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

SECTION 12.03       Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

SECTION 12.04       Collateral Custodian Compensation.

As compensation for the Collateral Custodian’s activities hereunder and the Bank’s activities hereunder and under the Control Agreement, the Collateral Custodian and the Bank shall be entitled to the Collateral Custodian Fees and the Collateral Custodian Expenses from the Borrower as set forth in the U.S. Bank Fee Letter.  The Collateral Custodian and the Bank shall be entitled to receive the Collateral Custodian Fees and Collateral Custodian Expenses to the extent of funds available therefor pursuant to Section 2.04; provided that, for the avoidance of doubt, to the extent funds are not so available on any Payment Date to pay such fees or reimburse such expenses incurred during the immediately ended Remittance Period, such payment or reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04. The Collateral Custodian’s and the Bank’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of:  (i) its removal as Collateral Custodian pursuant to Section 12.05, (ii) the Collateral Custodian’s resignation as Collateral Custodian pursuant to Section 12.07 or (iii) the termination of this Agreement.

SECTION 12.05       Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

SECTION 12.06       Limitation on Liability.

(a)                                 The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)                                 The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)                                  Neither the Collateral Custodian nor its officers, directors or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by such Person, in good faith, or for any mistakes of fact or law, or for anything that such Person may do or refrain from doing in connection herewith except in the case of such Person’s willful misconduct or grossly negligent performance or omission of such Person’s duties and in the case of the negligent performance of such Person’s duties in taking and retaining custody of the Required Loan Documents.

(d)                                 The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio.  The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)                                  The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.  The permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty.

(f)                                   The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)                                  It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h)                                 Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable.  The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent.  In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document; provided that if the form thereof is specifically prescribed in any way by the terms of this Agreement, the Collateral Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(j)                                    Nothing herein shall obligate the Collateral Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(k)                                 In acting hereunder and under the Control Agreement, the Bank shall be entitled to the same protections, rights, immunities and indemnities as are afforded the Collateral Custodian.

(l)                                     The Collateral Custodian shall have no liability for losses arising from any cause beyond its control, including acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, tornadoes or other disaster, or any delay, error, omission or default of mail, telegraph, cable or wireless agency or operator, or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.  However, the Collateral Custodian shall take all reasonable actions to mitigate any losses due to the occurrence of any of the events in the preceding sentence and shall perform all duties and actions required of them to the fullest extent possible and should the Collateral Custodian fail to be able to perform as required, the Collateral Custodian shall notify the Servicer and the Administrative Agent as soon as practicable of such occurrence.

(m)                             The Collateral Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Collateral Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care; provided that the Administrative Agent and the Servicer have consented to such appointment.

SECTION 12.07       Collateral Custodian Resignation.

The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect.  Upon the effective date of such resignation, or if the Administrative Agent gives the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs and expenses the Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of the Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to the Collateral Custodian in writing upon the receipt of a request in the form of Exhibit L; provided that the Borrower shall consent to any successor Collateral Custodian appointed by the Administrative Agent (such consent not to be unreasonably withheld). Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

SECTION 12.08       Release of Documents.

(a)                                 Release for Servicing.  From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit L, to release to the Servicer within two Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer.  All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement.  The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit L.

(b)                                 Limitation on Release.  The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that at any time the Collateral Custodian shall not have released to the Servicer active Required Loan Documents (including those requested) pertaining to more than 10 Loan Assets at the time being serviced by the Servicer under this Agreement.  Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the

Administrative Agent.  Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent.  The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c)                                  Release for Payment.  Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit L (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

SECTION 12.09       Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.16, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit L hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral Portfolio to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release).  The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Borrower.

SECTION 12.10       Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer.

The Collateral Custodian shall provide to the Administrative Agent access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon not less than two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures.  Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral Portfolio, and Required Loan Documents in conjunction with such a review.  Such review shall be (subject to Section 5.03(d)(ii)) reasonable in scope and shall be completed in a reasonable period of time.  Without limiting the foregoing provisions of this Section 12.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio.

SECTION 12.11       Custodian as Agent of Collateral Agent.

The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL JB FUNDING LLC

By:
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THE SERVICER:	ARES CAPITAL CORPORATION

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THE TRANSFEROR:	ARES CAPITAL CORPORATION

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THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION

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THE LENDER:	SUMITOMO MITSUI BANKING CORPORATION

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THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION

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THE BANK:	U.S. BANK NATIONAL ASSOCIATION

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THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION

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Title:

Ares Capital JB Funding LLC
Loan and Servicing Agreement